UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment 2

FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

TRANSUITE.ORG INC.

(Exact name of Registrant as specified in its charter)

Nevada	7370	30-1129581
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

BizFilings

8020 Excelsior Dr.

Suite 200

Madison, Wisconsin 53717

800 981 7183

(Name, address, telephone number of agent for service)

Michal Wisniewski

Al. Jerozolimskie 85 lok. 21

02-001 Warsaw, Poland

+48732100862

(Address and Telephone Number of Registrant’s Principal

Executive Offices and Principal Place of Business)

Approximate date of proposed sale to the public: As soon as practicable and from time to time after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

If this Form is a post-effective amendment filed pursuant to rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☒
(Do not check if a smaller reporting company)		Emerging Growth Company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, par value $0.001 per share	4,400,000	$0.025	$110,000	$13

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until the registration statement shall become effective on such date as the Commission, acting pursuant to such Section 8(a), may determine.

The information in this prospectus is not complete and may be changed without notice. The Selling Security Holders may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities, and neither the Registrant nor the Selling Security Holders are soliciting offers to buy these securities, in any state where the offer or sale of these securities is not permitted.

PRELIMINARY SUBJECT TO	PROSPECTUS COMPLETION	DATED JULY 15, 2021

TRANSUITE.ORG INC.

(A Nevada Corporation)

4,400,000 COMMON STOCK SHARES

This is the initial offering of Common stock of TRANSUITE.ORG INC. and no public market exists for the securities being offered. TRANSUITE.ORG INC. is offering for sale a total of 4,400,000 shares of its Common Stock on a "self-underwritten", best effort basis.  The shares will be offered at a fixed price of $0.025 per share for a period not to exceed 365 days from the date of this prospectus, unless extended by our Board of Directors for an additional 90 days. The offering is being conducted on a self-underwritten, best efforts basis, which means our President, Michal Wisniewski, will attempt to sell the shares. We are making this offering without the involvement of underwriters or broker-dealers.

There is no minimum number of shares required to be purchased. This offering is on a best effort basis, meaning, no minimum number of shares must be sold.  See "Use of Proceeds" and "Plan of Distribution".

Prior to this offering, there has been no public market for our common stock and we have not applied for the listing or quotation of our common stock on any public market. We have arbitrarily determined the offering price of $0.025 per share in relation to this offering. The offering price bears no relationship to our assets, book value, earnings or any other customary investment criteria. After the effective date of the registration statement, we intend to seek a market maker to file an application with the Financial Industry Regulatory Authority (“FINRA”) to have our common stock quoted on the OTC Markets. We currently have no market maker who is willing to list quotations for our stock. There is no assurance that an active trading market for our shares will develop or will be sustained if developed.

TRANSUITE.ORG INC. qualifies as an “emerging growth company” as defined in the Jumpstart our Business Startups Act (the “JOBS Act”).

You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with information different from that contained in this prospectus. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of our common shares.

Subscription funds that are accepted by the Company will be deposited directly into its operating account and will not be held in escrow. The funds will be available for immediate use by the Company. The Company does not have a minimum capitalization requirement and therefore no other subscription, escrow or impound account is being established for the Offering. The invested funds are irrevocable and will not be returned to investors.

Our business is subject to many risks and an investment in our shares of common stock will also involve a high degree of risk. You should carefully consider the factors described under the heading “risk factors” beginning on page 8 before investing in our shares of common stock. Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

We do not consider ourselves a shell company or a blank check company. We are committed to pursuing our business plan described in this Prospectus on a long-term basis. We and our management have no plans or intentions to be acquired by or to merge with an operating company, nor do we, our management or any of our shareholders, have plans to enter into a change of control or similar transaction or to change our management.

We have made no written communications as defined under Rule 405 of the Securities Act to prospective investors or investors.

The information in this preliminary prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the SEC is effective. This preliminary prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Investing in our Common Stock is highly speculative and involves a high degree of risk.

We may amend or supplement this prospectus from time to time by filing amendments or supplements as required. You should carefully consider the risks and uncertainties described under the heading “Risk Factors” beginning on page 5 of this prospectus before making a decision to purchase our Common Stock.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

This Prospectus is dated July 15, 2021.

Corporate Governance	48
Summary Compensation Table	50
Transactions with Related Persons, Promoters and Certain Control Persons	52
Disclosure of Commission Position on Indemnification of Securities Act Liabilities	52
Legal Matters	53
Available Information	53
Changes in and Disagreements with Accountants on Accounting and Financial Disclosure	53
Financial Statements	54
Information Not Required in Prospectus	67
Signatures	70

Please read this prospectus carefully. It describes our business, our financial condition and results of operations. We have prepared this prospectus so that you will have the information necessary to make an informed investment decision.

You should rely only on the information that we have provided in this prospectus. We have not authorized anyone to provide you with different information and you must not rely on any unauthorized information or representation. We are not making an offer to sell these securities in any jurisdiction where an offer or sale is not permitted. This document may only be used where it is legal to sell these securities. You should assume that the information appearing in this prospectus is accurate only as of the date on the front of this prospectus, regardless of the time of delivery of this prospectus, or any sale of our common stock. Our business, financial condition and results of operations may have changed since the date on the front of this prospectus. We urge you to carefully read this prospectus before deciding whether to invest in any of the common stock being offered.

PROSPECTUS SUMMARY

This summary highlights material information appearing elsewhere in this prospectus and is qualified in its entirety by the more detailed information and financial statements included elsewhere in this prospectus. This summary may not contain all the information you should consider before investing in our common stock. You should carefully read this prospectus in its entirety before investing in our common stock, including the sections titled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our consolidated financial statements and related notes included elsewhere in this prospectus.

Our management has determined that it is in our best interests to become a reporting company under the Securities and Exchange Act of 1934 as amended (“Exchange Act”),

and endeavor to establish a public trading market for our common stock on the OTCQB. Our management believes that establishing a public market: (i) will increase our profile as an active company in the licensing of our planned translation platform, giving us greater identity and recognition: and (ii) will make it easier for us to attract capital, which we need to expand our business. There is no assurance that we will accomplish any of the foregoing goals and prospective investors are cautioned to carefully read the risk factors set forth herein prior to making an investment decision.

Abbreviations

Unless the context otherwise requires, we use the terms “we”, “us” and “our” in this prospectus to refer to TRANSUITE.ORG INC., Inc., a Nevada incorporated entity.

Our Chief Executive Officer, Michal Wisniewski is referred to herein as “Michal Wisniewski”.

Overview

We are developing our Translation Platform (the ‘Platform’) to regular users and/or small business for an annual license fee and/or a percentage of profits. Our Platform is going to be a cloud-based marketplace that can be accessed by a web browser on any kind of device that allows end-users to socially connect with translators that offer appropriate services in order to discuss suitable conditions of cooperation.

Our mission is to give freelance translators the power to build their portfolios and databases and community connections online through our Platform, which is geared to professionals that wish to maintain, improve and expand their connections and to learn, share, market and sell their translation services online.

Corporate Background

We were incorporated under the laws of the state of Nevada on June 15, 2018.

Where You Can Find Us

Our principal executive office and mailing address is Al. Jerozolimskie 85 lok. 21 02-001 Warsaw, Poland. Our telephone number is +48732100862.

Our Website

Our website is located at http://transuite.org.

Risk Factors

Our business is subject to numerous risks described in the section entitled “Risk Factors” and elsewhere in this prospectus. You should carefully consider these risks before making an investment. Some of these risks include:

●	Our independent registered public accounting firm has issued a going concern opinion; there is substantial uncertainty that we will continue operations in which case you could lose your investment.
●	Our Translation Platform technology may become obsolete which could materially adversely affect our ability to license our Platform and generate revenue from it.
●	If we lose key management, our business may materially suffer.
●	We expect to incur substantial expenses to meet our reporting obligations as a public company.
●	Because our Chief Executive Officer/Chief Financial Officer has no experience managing an SEC Reporting Company this could adversely impact our ability to comply with the reporting requirements of US securities laws.
●	Our ability to raise capital in the future may be limited, which could make us unable to fund our capital requirements.

●	Because we do not intend to pay any dividends on our common stock, investors seeking dividend income or liquidity should not purchase shares of our common stock in this offering.

●	Our Chief Executive Officer, who is also our Chief Financial Officer and Director owns a significant percentage of our outstanding voting securities, which will enable them to control corporate actions submitted for shareholder approval.

THE OFFERING

Common Stock offered by this offering	4,400,000 Common Stock Shares

Common Stock outstanding before the offering	3,000,000 Common Stock Shares

Common Stock outstanding after the offering	7,400,000 Common Stock Shares

Terms of the Offering	Our President, Michal Wisniewski, will sell the 4,400,000 shares of common stock on behalf of the company, upon effectiveness of this registration statement, on a BEST EFFORTS basis.

Termination of the Offering	Our offering will terminate upon the earliest of (i) such time as all of the common stock has been sold pursuant to the registration statement or (ii) 365 days from the effective date of this prospectus unless extended by our Board of Directors for an additional 90 days. We may however, at any time and for any reason terminate the offering.

Trading Market	There is currently no market for our securities. Our common stock is not currently listed for trading on any exchange. It is our intention to seek quotation on the OTCQX or OTCQB but an application to trade our common stock has not been filed by a market maker on our behalf as of the date of this prospectus. There can be no assurance that our common stock will be approved for trading on the OTCQX or OTCQB, or any other trading exchange.

Use of Proceeds

We intend to use the gross proceeds to us for developing and promoting our intended Platform, advertising, marketing costs, and offering expenses. More detailed information is contained in ‘Use of Proceeds’ section.

Subscriptions	All subscriptions once accepted by us are irrevocable.

Registration Costs	We estimate our total offering registration costs to be approximately $12,000.

Reasons for Conducting this Offering and Filing an S-1 Registration Statement	We are filing an S-1 Registration Statement to become an SEC reporting company.

Risk Factors	The Common Stock offered hereby involves a high degree of risk and should not be purchased by investors who cannot afford the loss of their entire investment. See “Risk Factors” beginning on page 10.

RISK FACTORS

The shares of our common stock being issued in the offering are highly speculative and should be purchased only by persons who can afford to lose the entire amount invested in the common stock. Before purchasing any of the shares of common stock, you should carefully consider the following factors relating to our business and prospects. If any of the following risks occur, our business, financial condition or operating results could be materially adversely affected. In such case, you may lose all or part of our investment. You should carefully consider the risks described below and the other information in this prospectus before in investing in our common stock.

RISKS RELATED TO OUR BUSINESS AND INDUSTRY

Our auditor has expressed substantial doubt about our ability to continue as a going concern.

The financial statements included with this Registration Statement have been prepared on a going concern basis. We may not be able to generate profitable operations in the future and/or obtain the necessary financing to meet our obligations and pay liabilities arising from normal business operations when they come due. The outcome of these matters cannot be predicted with any certainty at this time. These factors raise substantial doubt that we will be able to continue as a going concern.  We plan to continue to provide for our capital needs through sales of our securities and/or related party advances. Our financial statements do not include any adjustments to the amounts and classification of assets and liabilities that may be necessary should we be unable to continue as a going concern.

If our Translation Platform technology becomes obsolete, our ability to maintain our Platform and generate revenue from it will be negatively impacted.

If our Platform technology becomes obsolete, our results of operations will be adversely affected. The market in which we compete is characterized by rapid technological change, evolving industry standards, introductions of new products, and changes in customer demands that can render existing products obsolete and unmarketable. Our Platform will require continuous upgrading, or our technology will become obsolete, and our future business operations will be curtailed or terminate.

Our quarterly revenues and operating results are difficult to predict and may fall below analyst or investor expectations, which could cause the price of our common stock to fall.

If our operating results do not meet the expectations of securities analysts or investors, our stock price may decline. Fluctuations in our operating results may be due to several factors, including the following:

●	The gain or loss of customers;
●	Our ability to maintain or increase gross margins;
●	Our ability to anticipate market needs; and
●	Effect of new and emerging technologies.

Any one or a combination of the above factors may negatively impact our results of operations.

If we lose key management, our business may materially suffer.

We are highly dependent on our management team, Michal Wisniewski, our Chief Executive Officer/Chief Technology Officer, Chief Financial Officer, Chief Operating Officer. We do not carry “key-man” life insurance on our officers. If we lose the services of one or more of our officers and are unable to replace them with equally competent officers, our business may be negatively impacted.

We expect to incur substantial expenses to meet our reporting obligations as a public company.

We estimate that it will cost approximately $9,000 annually to maintain the proper management and financial controls for our filings required as a public reporting company, funds that would otherwise be spent for our business operations. Our public reporting costs may increase over time, which will increase our expenses and may decrease our potential profitability.

We believe that our ability to compete effectively depends upon many factors both within and beyond our control.

Factors that may affect our ability to compete include:

●	the popularity, usefulness, ease of use, performance, and reliability of our services compared to our competitors’ services;
●	the size and composition of our user base;
●	marketing and selling efforts of our services and advertising;
●	our ability to cost-effectively manage and grow our operations; and
●	our reputation and brand strength relative to those of our competitors.

If we are unable to compete effectively, our user base and level of user engagement may decrease, we may become less attractive to developers and marketers, and our revenue and results of operations may be materially and adversely affected.

Because our Chief Executive Officer/Chief Financial Officer has no experience managing an SEC Reporting Company that is publicly traded this could adversely impact our ability to comply with the reporting requirements of US securities laws.

Our Chief Executive Officer/Chief Financial Officer has no experience managing an SEC Reporting Company that is publicly traded, which could impair our ability to comply with legal and regulatory requirements such as those imposed by Sarbanes-Oxley Act of 2002. Such responsibilities include complying with federal securities laws and making required disclosures on a timely basis.

Any such reporting deficiencies, weaknesses or lack of compliance could have a materially adverse effect on our ability to comply with Exchange Act reporting requirements. If we were to fail to fulfill those obligations, our ability to continue as a public company would be in jeopardy and you could lose your entire investment.

Our ability to raise capital in the future may be limited, which could make us unable to fund our capital requirements.

Our business and operations may consume resources faster than we anticipate and we will require additional funds to pursue our expansion opportunities. We will require substantial funds to expand our business through our marketing plan and in the future, we may need to raise additional funds through the issuance of new equity securities, debt or a combination of both. Additional financing may be unavailable on favorable terms or at all. If adequate funds are unavailable on acceptable terms, we may be unable to fund our capital requirements. If we issue new debt securities, the debt holders would have rights senior to common stockholders to make claims on our assets, and the terms of any debt could restrict our operations, including our ability to pay dividends on our common stock. Because our decision to issue securities in any future offering will depend on market conditions and other factors beyond our control, we cannot predict or estimate the amount, timing or nature of our future offerings. Thus, our potential stockholders bear the risk of our future securities offerings reducing the market price of our common stock, diluting their interest or being subject to rights and preferences senior to their own.

Our financial statements may not be comparable to those of other companies.

Pursuant to Section 107(b) of the JOBS Act, we have elected to use the extended transition period for complying with new or revised accounting standards under Section 102(b)(2) of The JOBS Act. This election allows us to delay the adoption of new or revised accounting standards that have different effective dates for public and private companies until those standards apply to private companies. As a result, our financial statements may not be comparable to companies that comply with public company effective dates, and our stockholders and potential investors may have difficulty in analyzing our operating results if comparing us to such companies.

We do not have an independent board of directors which could create a conflict of interests and pose a risk from a corporate governance perspective.

Our Board of Directors consists solely of current executive officer, which means that we do not have any outside or independent directors. The lack of independent directors:

●	May prevent the Board from being independent from management in its judgments and decisions and its ability to pursue the Board responsibilities without undue influence.
●	May present us from providing a check on management, which can limit management taking unnecessary risks.
●	Create potential for conflicts between management and the diligent independent decision-making process of the Board.
●	Present the risk that our executive officers on the Board may have influence over their personal compensation and benefits levels that may not be commensurate with our financial performance.
●	Deprive us of the benefits of various viewpoints and experience when confronting challenges that we face.

Because only our officer serves on our Board of Directors, it will be difficult for the Board to fulfill its traditional role as overseeing management.

Because we do not have a nominating, audit or compensation committee, shareholders will have to rely on the entire board of directors, no members of which are independent, to perform these functions.

We do not have a nominating, audit or compensation committee or any such committee comprised of independent directors. The board of directors performs these functions. No members of the board of directors are independent directors. Thus, there is a potential conflict in that board members who are also part of management will participate in discussions concerning management compensation and audit issues that may affect management decisions.

RISKS RELATED TO OUR STATUS AS AN EMERGING GROWTH COMPANY AND IF THIS REGISTRATION STATEMENT IS DECLARED EFFECTIVE, AN SEC REPORTING ISSUER

Reporting requirements under the Exchange Act and compliance with the Sarbanes-Oxley Act of 2002, including establishing and maintaining acceptable internal controls over financial reporting, are costly and may increase substantially.

The rules and regulations of the SEC require a public company to prepare and file periodic reports under the Exchange Act, which will require that the Company engage legal, accounting, auditing and other professional services.

The engagement of such services is costly. Additionally, the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”) requires, among other things, that we design, implement and maintain adequate internal controls and procedures over financial reporting. The costs of complying with the Sarbanes-Oxley Act and the limited technically qualified personnel we have may make it difficult for us to design, implement and maintain adequate internal controls over financial reporting. If we fail to maintain an effective system of internal controls or discover material weaknesses in our internal controls, we may not be able to produce reliable financial reports or report fraud, which may harm our overall financial condition and result in loss of investor confidence and a decline in our share price.

As a public company, we will be subject to the reporting requirements of the Exchange Act, the Sarbanes-Oxley Act, the Dodd-Frank Act of 2010 and other applicable securities rules and regulations. Despite recent reforms made possible by the JOBS Act, compliance with these rules and regulations will nonetheless increase our legal and financial compliance costs, make some activities more difficult, time-consuming or costly and increase demand on our systems and resources, particularly after we are no longer an “emerging growth company.” The Exchange Act requires, among other things, that we file annual, quarterly, and current reports with respect to our business and operating results.

In addition, being a public company could make it more difficult or costlier for us to obtain certain types of insurance, including directors’ and officers’ liability insurance, and we may be forced to accept reduced policy limits and coverage or incur substantially higher costs to obtain the same or similar coverage. The impact of these events could also make it more difficult for us to attract and retain qualified persons to serve on our Board, our Board committees or as executive officers.

The increased costs associated with operating as a public company may decrease our net income or increase our net loss and may cause us to reduce costs in other areas of our business or increase the prices of our products or services to offset the effect of such increased costs. Additionally, if these requirements divert our management’s attention from other business concerns, they could have a material adverse effect on our business, financial condition and results of operations.

We are an “emerging growth company,” and any decision on our part to comply only with certain reduced disclosure requirements applicable to “emerging growth companies” could make our common stock less attractive to investors.

We are an “emerging growth company,” as defined in the JOBS Act, and, for as long as we continue to be an “emerging growth company,” we expect and fully intend to take advantage of exemptions from various reporting requirements applicable to other public companies but not to “emerging growth companies,” including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. We could be an “emerging growth company” for up to five years, or until the earliest of (i) the last day of the first fiscal year in which our annual gross revenues exceed $1 billion, (ii) the date that we become a “large accelerated filer” as defined in Rule 12b-2 under the Exchange Act, which would occur if the market value of our common stock that is held by non-affiliates exceeds $700 million as of the last business day of our most recently completed second fiscal quarter, or (iii) the date on which we have issued more than $1 billion in non-convertible debt during the preceding three year period.

In addition, Section 107 of the JOBS Act also provides that an “emerging growth company” can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an “emerging growth company” can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have elected to opt in to the extended transition period for complying with the revised accounting standards. We have elected to rely on these exemptions and reduced disclosure requirements applicable to “emerging growth companies” and expect to continue to do so.

Our internal control over financial reporting does not currently meet the standards required by Section 404 of the Sarbanes-Oxley Act, and failure to achieve and maintain effective internal control over financial reporting in accordance with Section 404 of the Sarbanes-Oxley Act could have a material adverse effect on our business and stock price.

We previously have not been required to maintain internal control over financial reporting in a manner that meets the standards of publicly traded companies required by

Section 404(a) of the Sarbanes-Oxley Act (“Section 404(a)”). Internal control over financial reporting is a process designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements in accordance with GAAP. We are not currently in compliance with, and we cannot be certain when we will be able to implement the requirements of Section 404(a). We may encounter problems or delays in implementing any changes necessary to make a favorable assessment of our internal control over financial reporting. If we cannot favorably assess the effectiveness of our internal control over financial reporting, or if our independent registered public accounting firm is unable to provide an unqualified attestation report on our internal controls, investors could lose confidence in our financial information and the price of our common stock could decline.

Additionally, the existence of any material weakness or significant deficiency would require management to devote significant time and incur significant expense to remediate any such material weaknesses or significant deficiencies and management may not be able to remediate any such material weaknesses or significant deficiencies in a timely manner. The existence of any material weakness in our internal control over financial reporting could also result in errors in our financial statements that could require us to restate our financial statements causing us to fail to meet our reporting obligations and cause stockholders to lose confidence in our reported financial information, all of which could materially and adversely affect us.

We will be exempt from evaluating and disclosing the effectiveness of our internal controls over financial reporting for a period.

We will not be required to evaluate the effectiveness of our internal controls over procedures for financial reporting nor will we be required to disclose the results of such evaluation, until the filing of our second annual report. The lack of such evaluations may lead to an extended period of inadequate internal controls which could jeopardize the accuracy of our financial reporting, the result of which would be that investors would not be aware of any inaccurate reporting of our financial affairs.

If our shares are quoted on the OTCQB, we will be required to remain current in our filings with the SEC and meet other obligations, the failure of which could result in removal from the OTCQB quotation service.

If our shares are quoted on the OTCQB, we will be required to remain current in our filings with the SEC and, for eligibility on the OTCQB, we must maintain a stock price above $0.01 per share and pay annual dues. If we become delinquent in these requirements, we may be relegated to an inferior quotation service or quotation of our common stock could be terminated. If our shares are not eligible for quotation on the OTCQB, investors in our common stock may find it difficult to sell their shares.

If we fail to adhere to corporate governance and public disclosure requirements under the federal securities laws, the SEC may file litigation against us, which would adversely affect our business and financial results.

Because of disclosure of information in this prospectus and in filings required of a public company, our business and financial condition will become more visible, which we believe may result in threatened or actual litigation, including by competitors and other third parties. If such claims are successful, our business and results of operations could be adversely affected, and even if the claims do not result in litigation or are resolved in our favor, these claims, and the time and resources necessary to resolve them, could divert the resources of our management and adversely affect our business and results of operations.

Additionally, changing laws, regulations and standards relating to corporate governance and public disclosure are creating uncertainty for public companies, increasing legal and financial compliance costs and making some activities more time consuming. These laws, regulations and standards are subject to varying interpretations, in many cases due to their lack of specificity, and, as a result, their application in practice may evolve over time as regulatory and governing bodies provide new guidance. This could result in continuing uncertainty regarding compliance matters and higher costs necessitated by ongoing revisions to disclosure and governance practices. We intend to invest resources to comply with evolving laws, regulations and standards, and this investment may result in increased general and administrative expenses and a diversion of management’s time and attention from revenue-generating activities to compliance activities. If our efforts to comply with new laws, regulations and standards differ from the activities intended by regulatory or governing bodies due to ambiguities related to their application and practice, regulatory authorities may initiate legal proceedings against us and our business as well as our financial results may be adversely affected.

RISKS RELATED TO OUR SECURITIES

An investment in our shares is highly speculative.

The shares of our common stock are highly speculative in nature, involve a high degree of risk and should be purchased only by persons who can afford to lose the entire amount invested in the common stock. Before purchasing any of the shares of common stock, you should carefully consider the risk factors contained herein relating to our business and prospects. If any of the risks presented herein actually occur, our business, financial condition or operating results could be materially adversely affected. In such case, the trading price of our common stock could decline, and you may lose all or part of your investment.

The market price of our Common Stock may fluctuate significantly in the future.

If our application to trade our Common Stock on the OTCQB is approved, we expect that the market price of our Common Stock may fluctuate in response to one or more of the following factors, many of which are beyond our control:

●	competitive pricing pressures;
●	our ability to market our services on a cost-effective and timely basis;
●	changing conditions in the market;
●	changes in market valuations of similar companies;
●	stock market price and volume fluctuations generally;
●	regulatory developments;
●	fluctuations in our quarterly or annual operating results;
●	additions or departures of key personnel; and
●	future sales of our Common Stock or other securities.

The price at which you purchase shares of our Common Stock may not be indicative of the price that will prevail in the trading market. Shareholders may experience wide fluctuations in the market price of our securities. These fluctuations may have a negative effect on the market price of our securities and may prevent a shareholder from obtaining a market price equal to the purchase price such shareholder paid when the shareholder attempts to sell our securities in the open market. In these situations, the shareholder may be required either to sell our securities at a market price, which is lower than the purchase price the shareholder paid, or to hold our securities for a longer period than planned. An inactive or low trading market may also impair our ability to raise capital by selling shares of capital stock. You may be unable to sell your shares of Common Stock at or above your purchase price, which may result in substantial losses to you and which may include the complete loss of your investment. Any of the risks described above could adversely affect our sales and profitability and the price of our Common Stock.

Because we do not intend to pay any dividends on our common stock, investors seeking dividend income or liquidity should not purchase shares of our common stock in this offering.

We do not currently anticipate declaring and paying dividends to our stockholders in the foreseeable future. It is our current intention to apply net earnings, if any, in the foreseeable future to increasing our working capital. Prospective investors seeking or needing dividend income or liquidity should, therefore, not purchase our common stock. We currently have no material revenues and a history of losses, so there can be no assurance that we will ever have sufficient earnings to declare and pay dividends to the holders of shares of our common stock, and in any event, a decision to declare and pay dividends is at the sole discretion of our board of directors, which currently do not intend to pay any dividends on shares of our common stock for the foreseeable future.

FINRA sales practice requirements may limit a stockholder’s ability to buy and sell our stock.

FINRA has adopted rules that require broker-dealers to have reasonable grounds for believing that the investment is suitable for that customer. Prior to recommending speculative low-priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer’s financial status, tax status, investment objectives and other information.

Under interpretations of these rules, FINRA believes that there is a high probability that speculative low-priced securities will not be suitable for at least some customers. FINRA requirements make it more difficult for broker-dealers to recommend that their customers buy our common stock, which may have the effect of reducing the level of trading activity and liquidity of our common stock. Further, many brokers charge higher transactional fees for penny stock transactions. As a result, fewer broker-dealers may be willing to make a market in our common stock, which may limit your ability to buy shares of our common stock.

The market for penny stock has suffered in recent years from patterns of fraud and abuse.

Our future stockholders should be aware that, according to SEC Release No. 34-29093, the market for penny stocks has suffered in recent years from patterns of fraud and abuse.  Our management is aware of the abuses that have occurred historically in the penny stock market.  Although we do not expect to be able to dictate the behavior of the market or of broker-dealers who participate in the market, management will strive within the confines of practical limitations to prevent the described patterns from being established with respect to our securities.  The occurrence of these patterns or practices could increase the volatility of our share price.

Any market that develops in shares of our common stock will be subject to the penny stock regulations and restrictions pertaining to low priced stocks that will create a lack of liquidity and make trading difficult or impossible.

The trading of our securities, if any, will be in the over-the-counter market, which is commonly referred to as the OTCQB as maintained by FINRA. As a result, an investor may find it difficult to dispose of, or to obtain accurate quotations as to the price of our securities.

Rule 3a51-1 of the Exchange Act establishes the definition of a “penny stock,” for purposes relevant to us, as any equity security that has a minimum bid price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to a limited number of exceptions that are not available to us. It is likely that our shares will be penny stocks for the immediately foreseeable future. This classification severely and adversely affects any market liquidity for our common stock.

For any transaction involving a penny stock, unless exempt, the penny stock rules require that a broker or dealer approve a person’s account for transactions in penny stocks and the broker or dealer receive from the investor a written agreement to the transaction setting forth the identity and quantity of the penny stock to be purchased.

In order to approve a person’s account for transactions in penny stocks, the broker or dealer must obtain financial information and investment experience and objectives of the person and make a reasonable determination that the transactions in penny stocks are suitable for that person and that that person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.

The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prepared by the SEC relating to the penny stock market, which, in highlight form, sets forth:

●	the basis on which the broker or dealer made the suitability determination, and

●	that the broker or dealer received a signed, written agreement from the investor prior to the transaction.

Disclosure also must be made about the risks of investing in penny stock in both public offerings and in secondary trading and commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Additionally, monthly statements must be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

Because of these regulations, broker-dealers may not wish to engage in the above-referenced necessary paperwork and disclosures and/or may encounter difficulties in their attempt to sell shares of our common stock, which may affect the ability of selling shareholders or other holders to sell their shares in any secondary market and have the effect of reducing the level of trading activity in any secondary market. These additional sales practice and disclosure requirements could impede the sale of our securities when our securities become publicly traded.

In addition, the liquidity for our securities may decrease, with a corresponding decrease in the price of our securities. Our shares, probably, will be subject to such penny stock rules for the foreseeable future and our shareholders will, likely, find it difficult to sell their securities.

Any trading market that may develop may be restricted by virtue of state securities “Blue Sky” laws that prohibit trading absent compliance with individual state laws; these restrictions may make it difficult or impossible to sell shares in those states.

Apart from our being quoted on OTCPink, there is currently no established public market for our common stock, and there can be no assurance that any established public market would develop in the foreseeable future.

Transfer of our common stock may also be restricted under the securities or securities regulations laws promulgated by various states and foreign jurisdictions, commonly referred to as “Blue Sky” laws. Absent compliance with such individual state laws, our common stock may not be traded in such jurisdictions. Because the securities registered hereunder have not been registered for resale under the blue-sky laws of any state, the holders of such shares and persons who desire to purchase them in any trading market that might develop in the future, should be aware that there may be significant state blue sky law restrictions upon the ability of investors to sell the securities and of purchasers to purchase the securities. These restrictions prohibit the secondary trading of our common stock. We currently do not intend to and may not be able to qualify securities for resale in at least 17 states which do not offer manual exemptions (or may offer manual exemptions but may not to offer one to us if we are a shell company at the time of application) and require shares to be qualified before they can be resold by our shareholders. Accordingly, investors should consider the secondary market for our securities to be a limited one. See also “Plan of Distribution-State Securities-Blue Sky Laws.”

The forward-looking statements contained in this Prospectus report may prove incorrect.

This Prospectus contains certain forward-looking statements, including among others: (i) anticipated trends in our financial condition and results of operations; (ii) our business strategy for expanding our business through regional centers; and (iii) our ability to distinguish ourselves from our current and future competitors. These forward-looking statements are based largely on our current expectations and are subject risks and uncertainties. Actual results could differ materially from these forward-looking statements. In addition to the other risks described elsewhere in this “Risk Factors” discussion, important factors to consider in evaluating such forward-looking statements include: (i) changes to external competitive market factors or in our internal budgeting process which might impact trends in our results of operations;

(ii) anticipated working capital or other cash requirements; (iii) changes in our business strategy or an inability to execute our strategy due to unanticipated changes in the environmental cleanup industry; and (iv) various competitive factors that may prevent us from competing successfully in the marketplace. Considering these risks and uncertainties, many of which are described in greater detail elsewhere in this “Risk Factors” discussion, there can be no assurance that the events predicted in forward-looking statements contained in this Prospectus will, in fact, transpire.

Investors from U.S. may experience difficulties in attempting to effect a service of process and enforce judgments based upon U.S. Federal Securities Laws against the company as its officer and director is not a U.S. resident.

Transuite.org Inc. is a Nevada corporation and so is subject to the jurisdiction of the State of Nevada and courts of the United States for purposes of any lawsuit, action or proceeding by investors herein.  An investor would have the ability to effect service of process in any action on the company within the United States.  Since Mr. Wisniewski, who is our officer and director, resides outside the United States all or a portion of the assets are located outside the United States as well. As a result, it may not be possible for our investors to:

-	effect service of process within the United States against our non-U.S. resident officers or directors;
-	enforce U.S. court judgments based upon the civil liability provisions of the U.S. federal securities laws against any of the above-mentioned foreign persons in the

United States;

-	enforce in foreign courts U.S. court judgments based on the civil liability provisions of the U.S. federal securities laws against the above-mentioned foreign persons; and
-	bring an original action in foreign courts to enforce liabilities based upon the U.S. federal securities laws against the above-mentioned foreign persons.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING

STATEMENTS

The information contained in this prospectus, including in the documents incorporated by reference into this prospectus, includes some statements that are not purely historical and that are “forward-looking statements.” Such forward-looking statements include, but are not limited to, statements regarding us and our management’s expectations, hopes, beliefs, intentions or strategies regarding the future, including our financial condition, results of operations, and the expected impact of the offering on our financial performance. In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The words “anticipates,” “believes,” “continue,” “could,” “estimates,” “expects,” “intends,” “may,” “might,” “plans,” “possible,” “potential,” “predicts,”

“projects,” “seeks,” “should,” “will,” “would” and similar expressions, or the negatives of such terms, may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking.

The forward-looking statements contained in this prospectus are based on current expectations and beliefs concerning future developments and the potential effects on us. There can be no assurance that future developments affecting us will be those anticipated. These forward-looking statements involve risks, uncertainties (some of which are beyond our control) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. The following factors, among others, could cause our actual results and performance to differ materially from the results and performance projected in, or implied by, the forward-looking statements:

●	the success of our future Platform;
●	our ability to successfully develop and expand our operations;
●	changes in economic conditions;
●	economic and other trends and developments;
●	increasing competition in the industry in general;
●	the success of our marketing programs;

●	potential fluctuations in our quarterly operating results due to new products and other factors;
●	the loss of key members of our management team;
●	the impact of federal, state or local government regulations relating to the industry;
●	our ability to raise capital in the future;
●	increased costs and obligations because of being a public company;
●	concentration of ownership among our existing executives, directors and principal shareholders may prevent new investors from influencing significant corporate decisions; and
●	other factors discussed under the headings “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Business.”

ABOUT THIS PROSPECTUS

In making your investment decision, you should only rely on the information contained in this prospectus. We have not authorized anyone to provide you with any other or different information. If anyone provides you with information that is different from, or inconsistent with, the information in this prospectus, you should not rely on it. We believe the information in this prospectus is materially complete and correct as of the date on the front cover.

We cannot, however, guarantee that the information will remain correct after that date. For that reason, you should assume that the information in this prospectus is accurate only as of the date on the front cover and that it may not still be accurate on a later date. This document may only be used where it is legal to sell these securities. The information contained in this prospectus is current only as of its date, regardless of the time of delivery of this prospectus or of any sales of our shares of common stock.

You should not interpret the contents of this prospectus to be legal, business, investment or tax advice. You should consult with your own advisors for that type of advice and consult with them about the legal, tax, business, financial and other issues that you should consider before investing in our common stock.

This prospectus does not offer to sell, or ask for offers to buy, any shares of our common stock in any state or other jurisdiction in which such offer or solicitation would be unlawful or where the person making the offer is not qualified to do so.

No action is being taken in any jurisdictions outside the United States to permit a public offering of our common stock or possession or distribution of this prospectus in those jurisdictions. Persons who come into possession of this prospectus in jurisdictions outside the United States are required to inform themselves about, and to observe, any restrictions that apply in those jurisdictions to this offering or the distribution of this prospectus. In this prospectus, unless the context otherwise denotes, references to “we,” “us,” “our,” and the “Company” refer to TRANSUITE.ORG INC.

SUMMARY

The following summary highlights material information in this prospectus. It may not contain all the information that is important to you. For additional information, you should read this entire prospectus carefully, including “Risk Factors” the financial statements and the notes to the financial statements.

Business Overview

We are developing our Translation Platform (the ‘Platform’) to regular users and/or small business for an annual license fee and/or a percentage of profits. Our Platform is going to be a cloud-based marketplace that can be accessed by a web browser on any kind of device that allows end-users to socially connect with translators that offer appropriate services in order to discuss suitable conditions of cooperation.

Emerging Growth Company Status

As a company with less than $1 billion in revenue in our last fiscal year, we are defined as an “emerging growth company” under the Jumpstart Our Business Startups (“JOBS”) Act. We will retain “emerging growth company” status until the earliest of:

●	The last day of the fiscal year during which our annual revenues are equal to or exceed $1 billion;
●	The last day of the fiscal year following the fifth anniversary of our first sale of common stock pursuant to a registration statement filed under the Securities Act of 1933, as amended, which we refer to in this document as the Securities Act;
●	The date on which we have issued more than $1 billion in nonconvertible debt in a previous three-year period; or
●	The date on which we qualify as a large accelerated filer under Rule 12b-2 adopted under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (i.e., an issuer with a public float of $700 million that has been filing reports with the U.S. Securities and Exchange Commission (“SEC”) under the Exchange Act for at least 12 months).

As an emerging growth company, we may take advantage of specified reduced disclosure and other requirements that are otherwise applicable generally to SEC reporting companies. For so long as we remain an emerging growth company we will not be required to:

●	have an auditor report on our internal control over financial reporting pursuant to Section 404(b) of the Sarbanes-Oxley Wall Street Reform and Consumer Protection Act of 2002;
●	comply with any requirement that may be adopted by the Public Company Accounting Oversight Board regarding mandatory audit firm rotation or a supplement to the auditor’s report providing additional information about the audit and the financial statements (i.e., an auditor discussion and analysis);
●	submit certain executive compensation matters to stockholder non-binding advisory votes;
●	submit for stockholder approval golden parachute payments not previously approved;
●	disclose certain executive compensation related items, as we will be subject to the scaled disclosure requirements of a smaller reporting company with respect to executive compensation disclosure; and
●	present more than two years of audited financial statements and two years of selected financial data in this registration statement and future filings, instead of the customary three years for audited financial statements and five years for selected financial data.

Pursuant to Section 107(b) of the JOBS Act, we have elected to use the extended transition period for complying with new or revised accounting standards under Section 102(b)(2) of The JOBS Act. This election allows us to delay the adoption of new or revised accounting standards that have different effective dates for public and private companies until those standards apply to private companies. As a result, our financial statements may not be comparable to companies that comply with public company effective dates. Section 107 of the JOBS Act provides that our decision to opt into the extended transition period for complying with new or revised accounting standards is irrevocable.

USE OF PROCEEDS

If 4,400,000 shares (100%) are sold:

Next 12 months

Planned Actions	Estimated Cost to Complete

Advertising and Marketing Costs	$20,000
Translation Platform Development	$60,000
Design Development	$9,000
Website Development	$6,000
Offering Expenses	$12,000
Other Expenses	$3,000
TOTAL	$110,000

If 3,300,000 shares (75%) are sold:

Next 12 months

Planned Actions	Estimated Cost to Complete
Advertising and Marketing Costs	$16,000
Translation Platform Development	$40,000
Design Development	$7,000
Website Development	$5,000
Offering Expenses	$12,000
Other Expenses	$2,500
TOTAL	$82,500

If 2,200,000 shares (50%) are sold:

Next 12 months

Planned Actions	Estimated Cost to Complete
Advertising and Marketing Costs	$7,000
Translation Platform Development	$25,000
Design Development	$7,000
Website Development	$3,000
Offering Expenses	$12,000
Other Expenses	$1,000
TOTAL	$55,000

If 1,100,000 shares (25%) are sold:

Next 12 months

Planned Actions	Estimated Cost to Complete
Advertising and Marketing Costs	-
Translation Platform Development	$7,000
Design Development	$5,000
Website Development	$1,000
Offering Expenses	$12,000
Other Expenses	$500
TOTAL	$27,500

This expected use of our net proceeds from our offering represents our intentions based upon our current plans and business conditions, which could change in the future as our plans and business conditions evolve. The amounts and of our actual expenditures may vary significantly depending on numerous factors, including any unforeseen cash needs. As a result, our management will retain broad discretion over the allocation of the net proceeds of this offering.

DETERMINATION OF OFFERING PRICE

The public offering price of the shares was determined by our board of directors. The principal factors considered in determining the public offering price of the common stock included:

●	the information in this prospectus and otherwise available to our board;
●	the history and the prospects for the industry in which we compete;
●	the ability of our management;
the prospects for our future earnings;
●	the present state of our development and our current financial condition;
●	the general condition of the economy and the securities markets in the United States at the time of this offering;
●	the recent market prices of, and the demand for, publicly-traded securities of generally comparable companies; and
●	other factors as were deemed relevant.

DILUTION

The price of the current offering is fixed at $0.025 per common share. This price is significantly higher than the price paid by our sole director and officer for common equity since our inception to May 31, 2021. Michal Wisniewski, our sole officer and director, owns 3,000,000 common shares with the price of $0.001 per share.

As of May 31, 2021, the historical net tangible book value was ($18,743), or approximately ($0.0062) per share. Historical net tangible book value per share of common stock is equal to our total tangible assets less total liabilities, divided by the number of shares of common stock outstanding as of May 31, 2021.

Assuming completion of the offering, there will be up to 7,400,000 common shares outstanding. The following table illustrates the per common share dilution that may be experienced by investors at various funding levels.

Percent of Shares Sold from Maximum Offering Available	25%	50%	75%	100%
Offering price per share	$0.025	$0.025	$0.025	$0.025
Post offering net tangible book value	($3,243)	$24,257	$51,757	$79,257
Post offering net tangible book value per share	($0.0008)	$0.0047	$0.0082	$0.0107
Pre-offering net tangible book value per share	($0.0062)	($0.0062)	($0.0062)	($0.0062)
Increase (Decrease) in net tangible book value per share after offering	$0.0055	$0.0109	$0.0145	$0.0170
Dilution per share	$0.0258	$0.0203	$0.0168	$0.0143
% dilution	103.16%	81.34%	67.14%	57.16%
Capital contribution by purchasers of shares	$27,500	$55,000	$82,500	$110,000
Capital Contribution by existing stockholders	$3,000	$3,000	$3,000	$3,000
Percentage capital contributions by purchasers of shares	90.16%	94.83%	96.49%	97.35%
Percentage capital contributions by existing stockholders	9.84%	5.17%	3.51%	2.65%
Gross offering proceeds	$27,500	$55,000	$82,500	$110,000
Anticipated net offering proceeds	$15,500	$43,000	$70,500	$98,000
Number of shares after offering held by public investors	1,100,000	2,200,000	3,300,000	4,400,000
Total shares issued and outstanding	4,100,000	5,200,000	6,300,000	7,400,000
Purchasers of shares percentage of ownership after offering	26.83%	42.31%	52.38%	59.46%
Existing stockholders’ percentage of ownership after offering	73.17%	57.69%	47.62%	40.54%

EXPENSES OF REGISTRATION

We are bearing all costs relating to the registration of the shares of common stock offered hereby. These expenses are estimated to be $12,000.

DIVIDEND POLICY

We have never declared dividends or paid cash dividends on our common stock and our board of directors does not intend to distribute dividends in the near future. The declaration, payment and amount of any future dividends will be made at the discretion of the board of directors, and will depend upon, among other things, the results of our operations, cash flows and financial condition, operating and capital requirements, and other factors as the board of directors considers relevant. There is no assurance that future dividends will be paid, and, if dividends are paid, there is no assurance with respect to the amount of any such dividend.

PLAN OF DISTRIBUTION

Terms of the Offering

The Offering is a direct public offering being conducted on a self-underwritten, “best efforts” basis, which means (i) we will not use the services of an underwriter and our executive officer and director will attempt to sell the shares directly to investors; and (ii) there is no minimum number of shares must be sold. Our executive officer and director will reach out to personal contacts such as family, friends and acquaintances and may conduct investment presentations in the form of a roadshow at various investor conferences. Our executive officer and director will not receive commissions or any other remuneration from any sales of shares in this offering.

In offering the shares on our behalf, our executive officers and directors will rely on the “safe harbor” provisions of SEC Rule 3a4-1, promulgated under the Exchange. Generally speaking, Rule 3a4-1 provides an exemption from the broker-dealer registration requirements of the Exchange Act for persons associated with an issuer that participate in the sale of the securities of such issuer.

Our executive officer and director meets the conditions of the Rule 3a4-1 exemption, as: (a) he is not subject to any statutory disqualification, as that term is defined in Section 3(a)(39) of the Exchange Act; (b) he will not be compensated in connection with their participation in the direct public offering or resale offering by the payment of commissions or other remuneration based either directly or indirectly on transactions in our securities; and (c) he will not be associated persons of a broker or dealer at the time of their participation in the direct public offering and resale offering. Further, our officers and directors: (a) at the end of the offerings, will continue to primarily perform substantial duties for us or on our behalf otherwise than in connection with transactions in securities; (b) is not, nor has been within the preceding twelve (12) months, a broker or dealer, and he is not, nor has he been within the preceding twelve (12) months, an associated person of a broker or dealer; and (c) he has not participated in another offering of securities pursuant to the Exchange Act Rule 3a4-1 in the past twelve (12) months and he has not and will not participate in selling an offering of securities for any issuer more than once every twelve (12) months other than in reliance on the Exchange Act Rule 3a4-1(a)(4)(i) or (iii).

Offering Period and Expiration Date

The shares will be offered for sale for a period of three hundred and sixty-five (365) days from the date of this prospectus, unless extended by our board of directors for a period or periods of up to an aggregate of an additional ninety (90) days.

Market Information

There is no established public trading market for our securities and a regular trading market may not develop, or if developed, may not be sustained. A shareholder in all likelihood, therefore, will not be able to resell his/her securities should he or she desire to do so when eligible for public resales. Furthermore, it is unlikely that a lending institution will accept our securities as pledged collateral for loans unless a regular trading market develops.

Prior to this Offering, no public market has existed for our common stock. Upon completion of this Offering, we will attempt to have the shares quoted on the OTCQB tier of the OTC Markets operated by the OTC Markets Group, Inc. There is no assurance that the shares will ever be quoted on the OTCQB. To be quoted on the OTCQB, a market maker must apply to make a market in our common stock. As of the date of this prospectus, we have not made any arrangement with any market makers to quote our shares.

The securities traded on the OTC Markets are not listed or traded on the floor of an organized national or regional stock exchange. Instead, these securities transactions are conducted through a telephone and computer network connecting dealers in stocks. Over-the-counter stocks are traditionally smaller companies that do not meet the financial and other listing requirements of a regional or national stock exchange.

Even if our common stock is ultimately quoted on the OTCQB, a purchaser of our common stock may not be able to resell their shares. Broker-dealers may be discouraged from effecting transactions in our common stock because they will be considered penny stocks and will be subject to the penny stock rules: Rules 15g-1 through 15g-9 promulgated under the Exchange Act which imposes sales practice and disclosure requirements on FINRA broker-dealers who make a market in a “penny stock.” A penny stock generally includes any non-NASDAQ equity security that has a market price of less than $5.00 per share. Under the penny stock regulations, a broker-dealer selling penny stock to anyone other than an established customer or “accredited investor” (generally, an individual with net worth in excess of $1,000,000 or an annual income exceeding $200,000, or $300,000 together with his or her spouse) must make a special suitability determination for the purchaser and must receive the purchaser’s written consent to the transaction prior to sale, unless the broker-dealer or the transactions is otherwise exempt.

In addition, the penny stock regulations require the broker-dealer to deliver, prior to any transaction involving a penny stock, a disclosure schedule prepared by the Commission relating to the penny stock market, unless the broker-dealer or the transaction is otherwise exempt.

A broker-dealer is also required to disclose commissions payable to the broker-dealer and the registered representative and current quotations for the securities. Finally, a broker-

dealer is required to send monthly statements disclosing recent price information with respect to the penny stock held in a customer’s account and information with respect to the limited market in penny stocks.

The additional sales practice and disclosure requirements imposed upon broker-dealers may discourage broker-dealers from effecting transactions in our common stock, which could severely limit the market liquidity of the common stock and impede the sale of our common stock in the secondary market, assuming one develops.

Procedures for Subscribing

If you decide to subscribe for any shares in this Offering, you must:

●	execute and deliver a subscription agreement (the “Subscription Agreement”); and

●	deliver the subscription price to us by cashier’s check or wire transfer of immediately available funds.

The Subscription Agreement requires you to disclose your name, address, social security number, telephone number, email address, number of shares you are purchasing, and the price you are paying for your shares.

Acceptance of Subscriptions

Upon our acceptance of a subscription and receipt of full payment, and subject to the timing qualification set forth above, we shall countersign the Subscription Agreement and issue a stock certificate along with a copy of the Subscription Agreement.

Right to Reject Subscriptions

We have the right to accept or reject subscriptions in whole or in part, for any reason or for no reason. All monies from rejected subscriptions will be returned immediately by us to the subscriber, without interest or deductions. Subscriptions for securities will be accepted or rejected within three (3) business days after we receive them.

DESCRIPTION OF SECURITIES

Authorized and Issued Stock Number of Shares on
Title of Class	Authorized	Outstanding

Common stock, $0.001 par value per share	75,000,000	3,000,000

Common stock

Liquidation.
If our company is liquidated, any assets that remain after the creditors are paid, and the owners of preferred stock receive liquidation preferences, any remainder will be distributed to the owners of our common stock pro-rata.

Voting Rights.

Each share of our common stock entitles the owner to one vote. There is no cumulative voting. A simple majority can elect all of the directors at a given meeting and the minority would not be able to elect any directors at that meeting.

Preemptive Rights.

Owners of our common stock have no preemptive rights. We may sell shares of our common stock to third parties without first offering it to current stockholders.

Redemption Rights.

We do not have the right to buy back shares of our common stock except in extraordinary transactions such as mergers and court approved bankruptcy reorganizations. Owners of our common stock do not ordinarily have the right to require us to buy their common stock. We do not have a sinking Company to provide assets for any buy back.

Conversion Rights.

Shares of our common stock cannot be converted into any other kind of stock except in extraordinary transactions, such as mergers and court approved bankruptcy reorganizations.

Limitations on Stockholder Actions

Our officers and directors are indemnified as provided by the Nevada Revised Statutes and by our Bylaws.

Under the Nevada Revised Statutes, director immunity from liability to a company or its stockholders for monetary liabilities applies automatically unless it is specifically limited by a company’s Articles of Incorporation. Our Articles of Incorporation do not specifically limit our directors’ immunity. Excepted from that immunity are: (a) a willful failure to deal fairly with the company or its stockholders in connection with a matter in which the director has a material conflict of interest; (b) a violation of criminal law, unless the director had reasonable cause to believe that his or her conduct was lawful or no reasonable cause to believe that his or her conduct was unlawful; (c) a transaction from which the director derived an improper personal profit; and (d) willful misconduct.

Our Bylaws provide that we will indemnify our directors and officers to the fullest extent not prohibited by Nevada law; provided, however, that we may modify the extent of such indemnification by individual contracts with our directors and officers; and, provided, further, that we shall not be required to indemnify any director or officer in connection with any proceeding, or part thereof, initiated by such person unless such indemnification: (a) is expressly required to be made by law, (b) the proceeding was authorized by our Board of Directors, (c) is provided by us, in our sole discretion, pursuant to the powers vested in us under Nevada law or (d) is required to be made pursuant to the Bylaws.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and control persons pursuant to the foregoing provisions or otherwise, we have been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy, and is, therefore, unenforceable.

Admission to Quotation on the OTC Markets

If and when the Company meets the qualifications, it intends to apply for quotation of its securities on the OTC Markets. There is no assurance that the Company will ever meet such qualifications. The OTC Markets differs from national and regional stock exchanges in that it (1) is not situated in a single location but operates through communication of bids, offers and confirmations between broker-dealers and (2) securities admitted to quotation are offered by one or more broker-dealers rather than the “specialist” common to stock exchanges. To qualify for quotation on the OTC Markets, an equity security must have one registered broker-dealer, known as the market maker, willing to list bid or sale quotations and to sponsor the company listing.

Penny Stock Regulation

Penny stocks generally are equity securities with a price of less than $5.00 per share other than securities registered on national securities exchanges or listed on the Nasdaq Stock Market, provided that current price and volume information with respect to transactions in such securities are provided by the exchange or system. The penny stock rules impose additional sales practice requirements on broker-dealers who sell such securities to persons other than established customers and accredited investors (generally those with assets in excess of $1,000,000 or annual income exceeding $200,000, or $300,000 together with their spouse). For transactions covered by these rules, the broker-dealer must make a special suitability determination for the purchase of such securities and have received the purchaser’s written consent to the transaction prior to the purchase. Additionally, for any transaction involving a penny stock, unless exempt, the rules require the delivery, prior to the transaction, of a disclosure schedule prescribed by the SEC relating to the penny stock market. The broker-dealer also must disclose the commissions payable to both the broker-dealer and the registered representative and current quotations for the securities. Finally, monthly statements must be sent disclosing recent price information on the limited market in penny stocks. Because of these penny stock rules, broker-dealers may be restricted in their ability to sell the Company’s common stock. The foregoing required penny stock restrictions will not apply to the Company’s common stock if such stock reaches and maintains a market price of $5.00 per share or greater.

Dividends

The Company has not paid any dividends to date. The Company intends to employ all available funds for the growth and development of its business, and accordingly, does not intend to declare or pay any dividends in the foreseeable future.

INTEREST OF NAMED EXPERTS

Bryan R. Clark, P.C. is passing upon the legality of the shares offered under this registration statement.

Our financial statements for the fiscal year ended November 30, 2020 included in this prospectus and the registration statement have been audited by M&K CPAS, PLLC, an independent registered public accounting firm, to the extent and for the periods set forth in their report appearing elsewhere herein and in the registration statement and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

DESCRIPTION OF BUSINESS

Industry Background

Users

The number of worldwide Internet users is expected to reach some 2.9 billion by 2022, which is around a third of Earth’s entire population. The region with the highest usage rate of social networks is North America, around 60 percent of the population there has at least one social account. As of 2018, approximately 80 percent of the United States population had a social networking profile. Leading social networks usually boast a high number of user accounts or strong user engagement metrics. The market potential of social networks is still increasing, as not only user figures but also user engagement continues to grow. On average, global internet users spend some 109 minutes per day surfing social networks. This prompts worldwide brands and their marketers to use that time and screen space to promote various products and services via social media marketing or social advertising.

Data source: https://www.statista.com/topics/1164/social-networks/

Strategy

Our strategy is to meet the demand for quality online translation for everyone who shall need it and provide freelance translators with an opportunity to obtain clients.

Mission

Our mission is to give freelance translators the power to build their portfolios and databases and community connections online through our Platform, which is geared to professionals that wish to maintain, improve and expand their connections and to learn, share, market and sell their translation services online.

Our Users

Our possible users are expected to consist of:

●	Internet users;
●	Social Media users;

Our Translation Services Platform

We are developing our Translation Platform (the ‘Platform’) to regular users and/or small business for an annual license fee and/or a percentage of profits. Our Platform is going to be a cloud-based marketplace that can be accessed by a web browser on any kind of device that allows end-users to socially connect with translators that offer appropriate services in order to discuss suitable conditions of cooperation.

The Platform is planned to be customized and diversified to support virtually any existing language combination. This will hugely depend on the popularity of our platform among freelance translators and users that are planned to be main customers.

Our Platform engagement agreements are for a minimum term of one (1) month. Upon the expiration of this period, a user will be offered to renew his or her subscription. Our fee structure includes a combination of periodical fees and/or a minimum of 20% of the net profits that are generated from monthly subscriptions services, E-Commerce fees and online advertising sales from the platform users.

We, as the service provider, may terminate an engagement agreement at any time for failure of the use to pay the subscription fee. Additionally, either we as the provider, or the user, may terminate the engagement agreement for the other party’s material breach of the agreement that is incurable or uncured by the breaching party for 30 days after being service with a notice of breach of the agreement or upon mutual agreement to terminate the agreement. Upon termination of the agreement all services, rights, and authorization granted to the user will be immediately terminated and all amounts payable are immediately due and payable.

We are developing our Platform specifically for translation industry that we believe will have a passionate consumer base, that communicate in non-public channels, and their commerce or private activity is highly based on referral and “copy-cat” consumption. As an example, we may enter into an agreement with real estate industry and niche sports verticals like hunting and fishing. In case we decide to use machine learning (A.I.) for our Platform, it will interpolate the user behavior data through their online social activity to better connect the right people and businesses together, at the right time when online in our social network. Contrary to other social networks and E-Commerce systems like Facebook and Amazon where everyone is grouped together and forced to listen to the white noise, our Platform is planned to increase online user connectivity and stronger relationships between businesses, individual entrepreneurs, freelancers, and their customers.

To date, our Platform is not ready and still being developed. Currently we are devoting our efforts to considering and specifying all of the main points in the documentary description of our intended product.

The Company’s management considers it best for the Platform to be accessed by subculture industries in over 120 countries and to be translated in multiple languages. We want our language translation files for the Platform to include 80% or more of the following languages: English, German, Hungarian, Portuguese, Turkish, Polish, Russian, Swedish, Slovenian, French, Dutch, Portuguese, Czech, Persian, Ukrainian, Vietnamese, Romanian,

Spanish, Italian and Japanese. We also plan to attract freelance translators who would be able to work with any pair of the mentioned languages. The foregoing will position international use of our Platform immediately following our future launch through individual agreements.

How We Plan to Generate Revenue

We plan to generate revenues through:

●	Engagement Agreements – We plan to generate revenue through engagement agreements from which we receive an annual/monthly fee or a percentage of net profits.
●	Online Advertising – Priced based on the CPC (cost per click) and CPM (cost per 1000 ad impressions).
●	Premium Monthly Subscriptions - Provides business director and online review management for monthly subscriptions.

During the first year of operations after we launch the Platform, we will provide our future users with a loyalty program. Under its conditions, the users will be able to purchase a free one-year subscription with unlimited services from our behalf. All the users who join us in the first 2 months after launching will be granted with this opportunity. Within this initial period, they will also be provided with an additional service that may be ordered. We plan to provide an opportunity to order a brief retelling of a book of any kind.

Competition

We face competition in the social networking sector. Moving forward with development of our Platform, we plan to compete on a larger scale with Facebook, LinkedIn, eBay, and other social networks and E-Commerce sites for users’ engagement, all of which have substantially more financial resources, and a significantly larger user-base than we do.

Competitive Advantages

Our competitive advantage is that we are solely dedicated to translation industry that business and consumer users that do not feel comfortable sharing content and information on other social networks like Facebook, LinkedIn and Twitter, as it may either jeopardize their personal and professional reputations or be completely lost in the white-noise of billions of other posts.

Additionally, we are planning to develop specialized features for this translation industry that will incorporate E-Commerce directly into a user’s social networking account. This integration of E-Commerce directly into social networking is expected to set our Platform apart from our current competitors.

Competitive Disadvantages

Our competitive disadvantages are that we do not have the operational and financial resources that our competitors have, which results in our having fewer resources to market our online Translation Platform, advertise our digital services, acquire new users on our Platform, and sell our advertising and digital services to business customers, as compared to our competitors.

Marketing

Our prospective marketing consists of:

●	Digital press advertising
●	Online videos
●	Social media
●	Blogging
●	Advertising networks

Seasonality

We do not have a seasonal business cycle.

Raw Materials

We do not use raw materials in our business.

Existing Operations

At this moment, we are developing the technical documentary support for our future Platform. The Platform itself is not developed yet. We plan to operate and support the technology maintenance of our online translation platform for the users from 120 countries that are planned to access it each month. The engagement fees that we will collect throughout the year are expected to cover our operational expenses and our expenses to remain in full legal and accounting compliance with the SEC.

Our Expansion Plans

To achieve and support the growth of our sales and marketing staff to accomplish this market-by-market expansion plan, we anticipate the need to raise an additional $40,000 to fund our operations through the end of the third quarter of 2022. We expect to use these cash proceeds, in addition to the capital on hand, primarily to accelerate market-by-market growth, implement additional social networking features on our platform to boost engagement, market a self-service advertising portal for translation-related businesses, and remain in full legal and accounting compliance with the SEC. We cannot guarantee that we will be able to raise these required funds or generate sufficient revenue to execute our expansion plans.

We currently have no external sources of liquidity such as arrangements with credit institutions or off-balance sheet arrangements that will have or are reasonably likely to have a current or future effect on our financial condition or immediate access to capital.

We are currently dependent on the sale of our securities to fund our expansion plans and will remain so until we generate sufficient revenues to pay for our operating costs related to these expansion plans. There can be no assurance that we will be able to raise the capital we need for our expansion plans from the sale of our securities.

If we are unable to raise the funds for our expansion plans through the sale of securities, we will seek alternative financing through means such as borrowings from institutions or private individuals. If we are also unsuccessful at raising sufficient funds for our expansion plans through alternative financing, we may be forced to delay expansion or make significant cutbacks in our existing operations.

Employees

Apart from our President, Michal Wisniewski, there are no employees at TRANSUITE.ORG Inc. Mr. Wisniewski is entitled to manage all the processes related to the operations of the Company.

Research and Development

None.

Compliance with Environmental Laws

Our operations are not subject to federal, state or local environmental regulations.

Patents and Intellectual Property/Trademarks/Licenses/Franchises

We do not currently own any patents and have no intention of applying for patents. We have no franchise or royalty agreements.

Description of property

Our executive and administrative office is located at Al. Jerozolimskie 85 lok. 21,02-001 Warsaw, Poland. The space is adequate for our needs.

LEGAL PROCEEDINGS

We are not a party to any legal proceedings. From time to time, we may become involved in various lawsuits and legal proceedings, which arise, in the ordinary course of business. However, litigation is subject to inherent uncertainties, and an adverse result in these or other matters may arise from time to time that may harm our business. We are currently not aware of any such legal proceedings or claims that we believe will have a material adverse effect on our business, financial condition or operating results.

MARKET FOR OUR COMMON STOCK AND RELATED STOCKHOLDER MATTERS

There is no public market for our Common Stock.  We cannot give any assurance that the shares being offered will have a market value, or that they can be resold at the offered price if and when an active secondary market might develop, or that a public market for our securities may be sustained even if developed.  The absence of a public market for our stock will make it difficult to sell your shares.

We intend to supply to the OTC Markets, through a market maker that is a licensed broker dealer, to allow the trading of our Common Stock upon our becoming a reporting entity under the Securities Exchange Act of 1934.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

THE FOLLOWING DISCUSSION OF OUR RESULTS OF OPERATIONS SHOULD BE READ IN CONJUNCTION WITH THE FINANCIAL STATEMENTS AND RELATED NOTES TO THE FINANCIAL STATEMENTS INCLUDED ELSEWHERE IN THIS REGISTRATION STATEMENT. THIS DISCUSSION CONTAINS FORWARD-LOOKING STATEMENTS THAT RELATE TO FUTURE EVENTS OR OUR FUTURE FINANCIAL PERFORMANCE. THESE STATEMENTS INVOLVE KNOWN AND UNKNOWN RISKS, UNCERTAINTIES AND OTHER FACTORS THAT MAY CAUSE OUR ACTUAL RESULTS, LEVELS OF ACTIVITY, PERFORMANCE OR ACHIEVEMENTS TO BE MATERIALLY DIFFERENT FROM ANY FUTURE RESULTS, LEVELS OF ACTIVITY, PERFORMANCE OR ACHIEVEMENTS EXPRESSED OR IMPLIED BY THESE FORWARD-LOOKING STATEMENTS. THESE RISKS AND OTHER FACTORS INCLUDE, AMONG

OTHERS, THOSE LISTED UNDER “FORWARD-LOOKING STATEMENTS” AND “RISK FACTORS” AND THOSE INCLUDED ELSEWHERE IN THIS REGISTRATION STATEMENT.

Plan of Operations

We believe that revenue growth and profitability can be achieved in 2021 and maintained long term since the technical characteristics of our translation platform should become, and remain, highly cost effective, and the incremental year-over-year growth in website traffic, as we expand our user base, will present the opportunity for increases in advertising revenues which outpace incremental, associated increases in expenses.

Translation Platform Development

Estimated Timeframe: 4-5 months

Upon completion of the offering, the Company plans to continue developing and adding new features to its intended Translation Platform. The cost dedicated to this stage will vary from $7,000 to $60,000 depending on the number of the shares sold under this offering. In case the Company is unsuccessful in selling any of its shares or does not sell at least 25% of the intended number, the funding for the development will be provided to the Company by its President, Michal Wisniewski.

Marketing & Advertising

Estimated Timeframe: 3-4 months

Following the development of the intended product, the Company expects to dedicate a part of the proceeds from the offering to promoting its product via available online means. The Company will be ready to dedicate funding to this stage in case it manages to sell at least 50% of the intended number of shares. In case the Company is unsuccessful in selling the intended number of shares, the funding for the development will be provided to the Company by its President, Michal Wisniewski.

Website Development

Estimated Timeframe: 1-2 months

If the company is able to attract and maintain a sufficient number of regular users of its Translation Platform, the management will then consider developing a separate website exclusively for promotion purposes. The estimated costs necessary for this vary from $1,000 to $6,000 depending on the number of shares the Company is able to sell.

Design Development

Estimated Timeframe: 1-2 months

If the company is able to attract and maintain a sufficient number of regular users of its Translation Platform, the management will then consider implementing updates and improvements to the user design of its Translation Platform in order to keep up with modern trends. The estimated costs necessary for this vary from $5,000 to $9,000 depending on the number of shares the Company is able to sell.

Results of Operations

For the Years Ending November 30, 2020 and 2019

For the years ended November 30, 2020 and 2019 we incurred a net loss of $1,613 and $7,373, respectively.

Operating Expenses:

Our operating expenses for the years ended November 30, 2020 and 2019 were $1,231 and $7,093, respectively.

For the Three-Month Periods Ending May 31, 2021 and May 31, 2020

For the three months ended May 31, 2021 and May 31, 2020 we incurred a net loss of $8,388 and $167, respectively.

Operating Expenses:

Our operating expenses for the three months ended May 31, 2021 and May 31, 2020 were $8,071 and $167, respectively.

For the Six-Month Periods Ending May 31, 2021 and May 31, 2020

For the six months ended May 31, 2021 and May 31, 2020 we incurred a net loss of $13,863 and $220, respectively.

Operating Expenses:

Our operating expenses for the six months ended May 31, 2021 and May 31, 2020 were $13,394 and $220, respectively.

We expect that our expenses will increase in the coming months as a result of an increase in operations as well as legal and accounting expenses associated with becoming a reporting company. We will need to raise additional funds to be able to meet these expected capital requirements, but there can be no assurance that we will be able to secure the required financing. If we are not able to raise the required financing, we will not be able to develop our business plan.

Purchase or Sale of Equipment

We have not purchased or sold, and we do not expect over the next twelve months to purchase or sell, any plants or significant equipment.

Revenues

We had no revenues for the six months ended May 31, 2021 and for the year ended November 30, 2020. We believe that we will be able to commence the marketing of our online translation platform immediately following the public launch of our completed online translation platform, which we anticipate will be ready for public launch within 6 months following the successful completion of this Offering made under the Registration Statement filed on form S-1, provided that we have correctly estimated the funds required to execute our business plan. We expect to begin generating revenues within the six months following the public launch of our online translation platform.

Interest Income:

The company had no interest income to report.

Net Loss:

Net Loss was $1,613 and $7,373 for the years ended November 30, 2020 and 2019.

Net Loss was $8,388 and $167 for the three months ended May 31, 2021 and May 31, 2020.

Net Loss was $13,863 and $220 for the six months ended May 31, 2021 and May 31, 2020

LIQUIDITY AND CAPITAL RESOURCES

As of May 31, 2021, we had total current assets of $364 consisting of cash, and total current liabilities of $19,107. In the opinion of our management, additional funding is required to meet our development goals for the next twelve months.

The estimated funds are required for the next twelve-month period (beginning following the successful completion of our offering per the Registration Statement filed on form S-1, (the “Offering”) is approximately $12,000, which we expect to raise from the sale of our shares in our Offering. The period of time during which we will be able to satisfy our cash requirements depends on how quickly our company can generate revenue and how much revenue can be generated.

Although there can be no assurance at present, we anticipate being in a position to generate revenues beginning approximately 4 to 6 months following the launch of our online translation platform or approximately within 10 to 12 months from the successful completion of our Offering.

We have not yet generated any revenue from our operations. We will require additional funds to implement our plans. These funds may be raised through equity financing, debt financing, or other sources, which may result in the dilution in the equity ownership of our shares. We will also need more funds if the costs of the development of our online translation platform costs greater than we have budgeted. We will also require additional financing to sustain our business operations if we are not successful in earning revenues. We currently do not have any such arrangements following the Offering for further financing and we may not be able to obtain financing when required. Our future is dependent upon our ability to obtain further financing, the successful development of our online translation platform, a successful marketing and promotion program, attracting and, further in the future, achieving a profitable level of operations. The issuance of additional equity securities by us could result in a significant dilution in the equity interests of our current stockholders. Obtaining commercial loans, assuming those loans would be available, will increase our liabilities and future cash commitments. If we are not able to raise any funds in the Offering, we will not have sufficient capital to carry out our business plan as planned and will likely lack the funds to operate our business at all. We will require additional funds to maintain our reporting status with the SEC and remain in good standing with the state of Nevada.

There are no assurances that we will be able to obtain further funds required for our continued operations. As widely reported, the global and domestic financial markets have been extremely volatile in recent months. If such conditions and constraints continue, we may not be able to acquire additional funds either through credit markets or through equity markets. Even if additional financing is available, it may not be available on terms we find favorable. At this time, there are no anticipated sources of additional funds in place. Failure to secure the needed additional financing will have an adverse effect on our ability to remain in business.

Operational cash flow

We had operating cash outflows in the period ended May 31, 2021. Our primary uses of cash have been for general working capital purposes. All the cash we received over the reported periods has been expended in the furtherance of growing assets.

Financing cash flows

We may not have sufficient resources to continue our business unless we are able to raise additional financing. We can make no assurances these required funds will be available on favorable terms, if at all. If additional capital is raised through the sale of equity or convertible debt securities, the issuance of such securities would result in dilution to our existing stockholders. Additionally, these conditions may increase costs to raise capital and/or result in further dilution. Our failure to raise capital when needed would adversely affect our business, financial condition and results of operations, and could force us to reduce or cease our operations.

We believe that we will be able to meet the costs of growth and public reporting with funds generated from operations and additional amounts generated through debt and equity financing, although management believes that the required financing to fund product development and increasing inventory levels can be secured at terms satisfactory to the Company, there is no guarantee these funds will be made available, and if funds are available, that the terms will be satisfactory to the Company. Management believes that the application of these policies on a consistent basis enables us to provide useful and reliable financial information about our operating results and financial condition. Some of the critical accounting estimates are detailed below.

Going Concern

We have an accumulated deficit of $22,874 as of May 31, 2021 and have completed only the preliminary stages of our business plan. We anticipate incurring additional losses before realizing any revenues and will depend on additional financing in order to meet our continuing obligations and ultimately, to attain profitability. Our ability to obtain additional financing, whether through the issuance of additional equity or through the assumption of debt, is uncertain. Accordingly, our financial statements for the period ended May 31, 2021 include an explanatory paragraph regarding concerns about our ability to continue as a going concern, including additional information contained in the notes to our financial statements describing the circumstances leading to this disclosure. The financial statements do not include any adjustments that might result from the uncertainty about our ability to continue our business

Critical Accounting Estimates and New Accounting Pronouncements

We do not expect the adoption of any recently issued accounting pronouncements to have a significant impact on our net results of operations, financial position, or cash flows.

Off-Balance Sheet Arrangements

As of May 31, 2021, we had no material off-balance sheet arrangements.

In the ordinary course of business, we may enter into agreements with third parties that include indemnification provisions which, in our judgment, are normal and customary for companies in our industry sector. These agreements will probably be with business partners, and suppliers. Pursuant to these agreements, we generally will agree to indemnify, hold harmless, and reimburse indemnified parties for losses suffered or incurred by the indemnified parties with respect to our product candidates, use of such product candidates, or other actions taken or omitted by us. The maximum potential amount of future payments we could be required to make under these indemnification provisions is unlimited. In the normal course of business, we may be confronted with issues or events that may result in a contingent liability. These generally relate to lawsuits, claims, environmental actions or the actions of various regulatory agencies. We consult with counsel and other appropriate experts to assess the claim. If, in our opinion, we have incurred a probable loss as set forth by accounting principles generally accepted in the U.S., an estimate is made of the loss and the appropriate accounting entries are reflected in our financial statements.

Impact of Inflation

The business will have to absorb any inflationary increases on development costs in the short-term, with the expectation that it will be able to pass inflationary increases on costs on to our customers through price increases on the release of these new/enhanced products into the market and hence the management do not expect inflation to be a significant factor in our business.

Recent Events

Management has evaluated subsequent events through May 31, 2021, the date these financial statements were available to be issued. Management is not aware of any significant events that occurred subsequent to the balance sheet date that would have a material effect on the financial statements thereby requiring adjustment or disclosure, other than those already included.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CORPORATE GOVERNANCE

Board of Directors

Directors are elected at our annual meeting of shareholders and serve for one year until the next annual meeting of shareholders or until their successors are elected and qualified. We reimburse all directors for their expenses in connection with their activities as our directors.

Board Leadership Structure and Role in Risk Oversight

Our board of directors is primarily responsible for overseeing our risk management processes. The board of directors receives and reviews periodic reports from management, auditors, legal counsel, and others, as considered appropriate regarding our assessment of risks. The board of directors focuses on the most significant risks facing our general risk management strategy, and us and ensures that risks undertaken by us are consistent with the board’s appetite for risk. While the board oversees our risk management, management is responsible for day-to-day risk management processes.

We believe this division of responsibilities is the most effective approach for addressing the risks facing us and that our board leadership structure supports this approach.

Directors and Executive Officers and Corporate Governance.

The following information sets forth the names of our officers and directors, their present positions, and some brief information about their background.

Name	Age	Position(s)	Director Since
Michal Wisniewski	44	Chief Executive Officer/Chief Financial Officer/Director	June 15, 2018

Background of Officers and Directors

Michal Wisniewski has served as our Chief Executive Officer/Chief Financial Officer/Director since the inception on June 15, 2018. In addition to his responsibilities as our Chief Executive Officer, Michal Wisniewski is engaged in development, data architecture and cloud security of our translation platform. Michal Wisniewski graduated from University of Warsaw in 1998 where he obtained a Master’s degree in Economic Sciences. Starting February 1999 and until March 2005, Mr. Wisniewski worked at translation bureau ‘nowe tlumaczenie’. This experience helped our President realize the people’s need in various types of translation. Being engaged at ‘nowe tlumaczenie’, he was responsible for promotion and searching for new clients. In June 2006 Michal Wisniewski was invited to work as a sales manager at ‘Polovita Enterprize’, a firm occupied in creating databases for different entities.

The President left the firm in August 2010 in order to join Orauc in September 2010. There he held a position of IT sales manager. Mr. Wisniewski’s main responsibilities were searching for third parties to offer the entity’s services and to engage with for long-term cooperation. In March 2016, he was promoted to the head of the department. The President left the position in April 2018 in order to dedicate all his time to TRANSUITE.ORG INC. and has served as our CEO/CFO/Director since. We consider his experience considerable for the purposes of our Company.

Family Relationships

There are no family relationships among our directors and/or our officers.

Terms of Office

Our directors are appointed for one-year terms to hold office until the next annual general meeting of the holders of our Common Stock or until removed from office in accordance with our by-laws. Our officers are appointed by our board of directors and hold office until removed by our Board of Directors or terminated pursuant to their employment agreements.

Long-Term Incentive Plan Awards

We do not have any long-term incentive plans that provide compensation intended to serve as incentive for performance.

CORPORATE GOVERNANCE

We do not have any long-term incentive plans that provide compensation intended to serve as incentive for performance.

Director Independence

Our Board of Directors is currently composed of one member, Michal Wisniewski, who cannot qualify as independent director. In addition, our board of directors has not made a subjective determination as to each director that no relationships exist which, in the opinion of our board of directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. Had our Board of Directors made these determinations, our board of directors would have reviewed and discussed information provided by the directors and us with regard to each director’s business and personal activities and relationships as they may relate to our management and us.

Audit, Nominating and Compensation Committee

We currently do not have audit, nominating or compensation committees nor do we have a written nominating, compensation or audit committee charter. Our Board of Directors will review audit, nominating and compensation matters.

In lieu of an Audit Committee, the Company’s Board of Directors, is responsible for reviewing and making recommendations concerning the selection of outside auditors, reviewing the scope, results and effectiveness of the annual audit of the Company’s financial statements and other services provided by the Company’s independent public accountants. The Board of Directors, the Chief Executive Officer/Chief Financial Officer of the Company review the Company’s internal accounting controls, practices and policies.

Audit Committee Financial Expert

Our Board of Directors has determined that we do not have a board member that qualifies as an “audit committee financial expert” as defined in Item 407(D)(5) of Regulation S-K, nor do we have a Board member that qualifies as “independent” as the term is used in Item

7(d)(3)(iv)(B) of Schedule 14A under the Securities Exchange Act of 1934, as amended, and as defined by Rule 4200(a) (14) of the FINRA Rules.

We believe that our Director(s) can analyze and evaluating our financial statements and understanding internal controls and procedures for financial reporting. Our Directors do not believe that it is necessary to have an audit committee because management believes that the Board of Directors can adequately perform the functions of an audit committee. In addition, we believe that retaining an independent Director who would qualify as an “audit committee financial expert” would be overly costly and burdensome and is not warranted at this time.

Policy Regarding Transactions with Related Persons

We do not have a formal, written policy for the review, approval or ratification of transactions between us and any director or executive officer, nominee for director, 5% stockholder or member of the immediate family of any such person that are required to be disclosed under Item 404(a) of Regulation S-K. However, our policy is that any activities, investments or associations of a director or officer that create, or would appear to create, a conflict between the personal interests of such person and our interests must be assessed by our Chief Executive Officer and must be at arms’ length.

Involvement in Certain Legal Proceedings

Our Directors and our Executive officers have not been involved in any of the following events during the past ten years:

1.	bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time;
2.	any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offenses);
3.	being subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his/her involvement in any type of business, securities or banking activities; or being found by a court of competent jurisdiction (in a civil action), the Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated.

4.	Such person was found by a court of competent jurisdiction in a civil action or by the Commission to have violated any Federal or State securities law, and the judgment in such civil action or finding by the Commission has not been subsequently reversed, suspended, or vacated;

5.	Such person was found by a court of competent jurisdiction in a civil action or by the Commodity Futures Trading Commission to have violated any Federal commodities law, and the judgment in such civil action or finding by the Commodity Futures Trading Commission has not been subsequently reversed, suspended or vacated;

6.	Such person was the subject of, or a party to, any Federal or State judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended or vacated, relating to an alleged violation of:(i) Any Federal or State securities or commodities law or regulation; or(ii) Any law or regulation respecting financial institutions or insurance companies including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease-and-desist order, or removal or prohibition order; or(iii) Any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or Shareholder Proposals

We do not have any defined policy or procedural requirements for shareholders to submit recommendations or nominations for Directors. The Board of Directors believes that, given the stage of our development, a specific nominating policy would be premature and of little assistance until our corporate governance develops to a more advanced level. We do not currently have any specific or minimum criteria for the election of nominees to the Board of Directors and we do not have any specific process or procedure for evaluating such nominees. Our Board of Directors will assess all candidates, whether submitted by management or shareholders, and make recommendations for election or appointment.

Summary Compensation Table

The following table sets forth information regarding each element of compensation that we pay or award to our named executive officers for the fiscal year ended November 30, 2020.

Name and Principal Position	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation ($)	All Other Compensation ($)	Total ($)

Michal Wisniewski, President, Treasurer and Secretary	-0-	-0-	-0-	-0-	-0-	-0-	-0-	-0-

Employment Contracts, Termination of Employment

We have no employment contracts with our Chief Executive Officer/Chief Financial Officer. There are no compensation plans or arrangements, including payments to be made by us, with respect to our officers, Directors or consultants that would result from the resignation, retirement or any other termination of such Directors, officers or consultants from us. There are no arrangements for Directors, officers, employees or consultants that would result from a change-in-control.

Compensation of Directors

We have not compensated our Directors.

Security ownership of certain beneficial owners and management

The following table sets forth certain information concerning the number of shares of our common stock owned beneficially as of the day of this prospectus by: (i) each person (including any group) known to us to own more than five percent (5%) of any class of our voting securities, (ii) our director, and or (iii) our officer. Unless otherwise indicated, the stockholder listed possesses sole voting and investment power with respect to the shares shown.

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percentage	Percentage of beneficial ownership if all offered shares are sold

Common Stock	Michal Wisniewski Al. Jerozolimskie 85 lok. 21, 02-001 Warsaw, Poland	3,000,000 shares of common stock	100%	40.5%

A beneficial owner of a security includes any person who, directly or indirectly, through any contract, arrangement, understanding, relationship, or otherwise has or shares: (i) voting power, which includes the power to vote, or to direct the voting of shares; and (ii) investment power, which includes the power to dispose or direct the disposition of shares. Certain shares may be deemed to be beneficially owned by more than one person (if, for example, persons share the power to vote or the power to dispose of the shares). In addition, shares are deemed to be beneficially owned by a person if the person has the right to acquire the shares (for example, upon exercise of an option) within 60 days of the date as of which the information is provided.

In computing the percentage ownership of any person, the amount of shares outstanding is deemed to include the number of shares beneficially owned by such person (and only such person) by reason of these acquisition rights. As a result, the percentage of outstanding shares of any person as shown in this table does not necessarily reflect the person’s actual ownership or voting power with respect to the number of shares of common stock actually outstanding on the date of this prospectus. As of the date of this prospectus, there were 3,000,000 shares of our common stock issued and outstanding.

TRANSACTIONS WITH RELATED PERSONS, PROMOTERS AND CERTAIN CONTROL PERSONS

Michal Wisniewski will not be paid for any services that he performs on our behalf with respect to this offering.

On December 24, 2018, we issued a total of 3,000,000 shares of restricted common stock to Michal Wisniewski, our sole officer and director, in consideration of $3,000.

Mr. Wisniewski will not be repaid from the proceeds of this offering. There is no due date for the repayment of the $19,030 advanced by Mr. Wisniewski will be repaid from revenues of operations if and when we generate revenues to pay the obligation. There is no assurance that we will ever generate revenues from our operations. The obligation to Mr. Wisniewski does not bear interest, this loan is due on demand according to the loan agreement entered into with Mr. Wisniewski.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION OF SECURITIES ACT LIABILITIES

Our directors and officers are indemnified as provided by the Nevada Revised Statutes and our bylaws. We have agreed to indemnify each of our directors and certain officers against certain liabilities, including liabilities under the Securities Act. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the provisions described above, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than our payment of expenses incurred or paid by our director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

We have been advised that in the opinion of the SEC indemnification for liabilities arising under the Securities Act is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit the question of whether such indemnification is against public policy to a court of appropriate jurisdiction. We will then be governed by the court’s decision.

LEGAL MATTERS

The validity of the issuance of the common stock hereby will be passed upon for us by Bryan R. Clark, P.C.

AVAILABLE INFORMATION

We are filing with the SEC a Registration Statement on Form S-1 under the Securities Act in connection with this offering of our Common Stock by our Selling Security Holders. This Prospectus, which constitutes a part of the Registration Statement, does not contain all of the information set forth in the registration statement, some items of which are contained in exhibits to the Registration Statement as permitted by the rules and regulations of the SEC. For further information with respect to our Common Stock, and us we refer you to the Registration Statement, including the exhibits and the financial statements and notes filed as a part of the Registration Statement. We have included herein the material terms of material agreements and documents attached hereto as exhibits. Nonetheless, statements contained in this Prospectus concerning the contents of any contract or any other document are not necessarily complete. If a contract or document has been filed as an exhibit to the Registration Statement, please see the copy of the contract or document that has been filed. Each statement in this Prospectus relating to a contract or document filed as an exhibit is qualified in all respects by the filed exhibit.

The exhibits to the Registration Statement should be referenced for the complete contents of these contracts and documents. A copy of the Registration Statement and the exhibits filed therewith may be inspected without charge at the public reference room of the SEC, located at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. You may obtain information on the operation of the public reference rooms by calling the SEC at 1-800-SEC-0330. The SEC also maintains an Internet website that contains reports, proxy statements, and other information about issuers, like us, that file electronically with the

SEC. The address of that website is www.sec.gov.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

We have had no changes in or disagreements with our independent registered public accountant.

Report of Independent Registered Public Accounting Firm

To the Board of Directors and Stockholders’ of Transuite.Org Inc.

Opinion on the Consolidated Financial Statements

We have audited the accompanying balance sheets of Transuite.Org Inc. (the “Company”) as of November 30, 2020 and 2019, and the related consolidated statements of operations, stockholders’ equity (deficit) and cash flows for the years ended then ended (collectively referred to as the financial statements). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of November 30, 2020 and 2019, and the results of its operations and cash flows for the years ended then ended, in conformity with accounting principles generally accepted in the United States of America.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audits to obtain reasonable assurance about the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company has suffered recurring losses from operations and has a net capital deficiency that raise substantial doubt about its ability to continue as a going concern. Management’s plans about these matters are also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ M&K CPAS. PLLC

We have served as the Company’s auditors since 2020.

Houston, Texas

April 1, 2021

F-1

Transuite.Org Inc.

Balance Sheets

November 30, 2020 and 2019

	As of November 30, 2020	As of November 30, 2019
ASSETS
Current Assets
Cash	$185	$118
Total Current Assets	185	118
TOTAL ASSETS	$185	$118

LIABILITIES AND STOCKHOLDER`S EQUITY (DEFICIT)
Liabilities
Current Liabilities
Accounts payable	$77	$-
Loan payable – related party	5,457	4,236
Total Current Liabilities	5,534	4,236
Total Liabilities	5,534	4,236
Common Stock, $0.001 par value, 75,000,000 shares authorized, 3,000,000 and 3,000,000 shares issued and outstanding at November 30, 2020 and 2019	3,000	3,000
Additional paid in capital	662	280
Accumulated deficit	(9,011)	(7,398)
Total Stockholder’s Equity (Deficit)	(5,349)	(4,118)
TOTAL LIABILITIES EQUITY	$185	$118

The accompanying notes are an integral part of the financial statements

F-2

Transuite.Org Inc.

Statements of Operations

For the years ended November 30, 2020 and 2019

	Year ended November 30, 2020	Year ended November 30, 2019
REVENUES	$-	$-
OPERATING EXPENSES
Bank Service Charges	151	256
Professional Fees	189	149
Business Licenses and Permits	650	650
Foreign Exchange Gain/Loss	61	67
Web Development	-	5,792
Rent Expense	180	179
TOTAL OPERATING EXPENSES	1,231	7,093

LOSS FROM OPERATIONS	1,231	7,093

OTHER EXPENSE
Interest expense	382	280
TOTAL OTHER EXPENSE	382	280

NET LOSS	$1,613	$7,373

NET LOSS PER SHARE: BASIC AND DILUTED	$-	$-

WEIGHTED AVERAGE NUMBER OF SHARES OUTSTANDING: BASIC AND DILUTED	3,000,000	3,000,000

The accompanying notes are an integral part of the financial statements

F-3

Transuite.Org Inc. Statements of Changes in Stockholders’ Equity (Deficit) For the years ended November 30, 2020 and 2019
	Common Stock		Additional Paid-in Capital	Accumulated Deficit	Total Stockholder`s Equity
	Shares	Amount
Balance at November 30, 2018	3,000,000	$3,000	$-	$(25)	$2,975
Imputed interest			280		280
Net loss	-	-	-	(7,373)	(7,373)
Balance at November 30, 2019	3,000,000	3,000	280	(7,398)	(4,118)
Imputed interest			382		382
Net loss	-	-	-	(1,613)	(1,613)
Balance at November 30, 2020	3,000,000	$3,000	$662	$(9,011)	$(5,349)

The accompanying notes are an integral part of the financial statements

F 4

Transuite.Org Inc.

Statements of Cash Flows

For the years ended November 30, 2020 and 2019

	Year ended November 30, 2020	Year ended November 30, 2019
OPERATING ACTIVITIES
Net Loss	$(1,613)	$(7,373)
Adjustments to reconcile Net loss
to net cash used in operations:
Imputed interest	382	280

Accounts payable	77	-

Changes in operating assets and liabilities:
Net cash used in Operating Activities	(1,154)	(7,093)

FINANCING ACTIVITIES
Proceeds from the issuance of founder’s shares	-	3,000
Proceeds from borrowings – related party	1,221	4,006
Net cash provided by Financing Activities	1,221	7,006

Net increase (decrease) in cash	67	(87)
Cash at beginning of period	118	205
Cash at end of period	$185	$118
SUPPLEMENTAL CASH FLOW INFORMATION
Cash payments For:
Interest	$-	$-
Income taxes	$-	$-

The accompanying notes are an integral part of the financial statements

F-5

Transuite.Org Inc.

Notes to the Financial Statements

1. The Company and Basis of Presentation

Transuite.Org Inc. (the “Company”) was incorporated under the laws of the State of Nevada in June 15, 2018. Transuite.Org Inc. offers translation services to individual and large companies and approaches to build tailored linguistic processes around each subject matter and content type. The company handles everything from content creation, through translation and layout to content delivery. We also qualify in all the technical aspects of website and software localization. The company offers the following services:

1. Translation services

2. Localization services

3. Multimedia translation services

4. Desktop Publishing services

The Company has elected November 30th as its fiscal year end.

2.Going Concern

Our financial statements have been prepared on a going concern basis which assumes that we will be able to realize our assets and discharge our liabilities and commitments in the normal course of business for the foreseeable future. We have an accumulated deficit of $9,011 at November 30, 2020, had a net loss of $1,613, and used net cash of $1,154 in operating activities for the year ended November 30, 2020. These factors raise substantial doubt about our ability to continue as a going concern. Our ability to continue as a going concern is dependent upon our generating profitable operations in the future and/or to obtain the necessary financing to meet our obligations and repay our liabilities arising from normal business operations when they come due. Our management intends to finance operating costs over the next twelve months with existing cash on hand and public issuance of common stock. While we believe that we will be successful in obtaining the necessary financing and generating revenue to fund our operations, meet regulatory requirements and achieve commercial goals, there are no assurances that such additional funding will be achieved and that we will succeed in our future operations.

3. Summary of Significant Accounting Policies

Basis of Presentation

The Company uses the accrual basis of accounting and accounting principles. The financial statements of the Company have been prepared in accordance with generally accepted accounting principles in the United States of America and are presented in US dollars. The Financial Statements and related disclosures have been prepared pursuant to the rules and regulations of the Securities and Exchange Commission (“SEC”).

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amount of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Foreign Currency

The Company’s functional and reporting currency is the U.S. dollar. Transactions may occur in foreign currencies and management has adopted ASC 830, “Foreign Currency Translation Matters”. Monetary assets and liabilities denominated in foreign currencies are translated using the exchange rate prevailing at the balance sheet date. Non-monetary assets and liabilities denominated in foreign currencies are translated at rates of exchange in effect at the date of the transaction. Average monthly rates are used to translate revenues and expenses. Gains and losses arising on translation or settlement of foreign currency denominated transactions or balances are included in the statement.

F-6

Depreciation, Amortization, and Capitalization

The Company records depreciation and amortization when appropriate using straight-line method over the estimated useful life of the assets. Expenditures for maintenance and repairs are charged to expense as incurred. Additions, major renewals and replacements that increase the property's useful life are capitalized. Property sold or retired, together with the related accumulated depreciation is removed from the appropriate accounts and the resultant gain or loss is included in net income.

Cash and Cash Equivalents

The Company considers all highly liquid investments with remaining maturities at the date of purchase of three months or less to be cash equivalents. The Company had no cash equivalents as of November 30, 2020 and as of November 30, 2019.

Basic and Diluted Loss Per Share

The Company computes earnings (loss) per share in accordance with ASC 260-10-45 'Earnings per Share, which requires presentation of both basic and diluted earnings per share on the face of the statement of operations. Basic earnings (loss) per share is computed by dividing net earnings (loss) available to common stockholders by the weighted average number of outstanding common shares during the period. Diluted earnings (loss) per share gives effect to all dilutive potential common shares outstanding during the period. Dilutive earnings (loss) per share excludes al potential common shares if their effect is anti-dilutive. The Company has no potential dilutive instruments, and therefore, basic and diluted earnings (loss) per share are equal.

Income Taxes

The Company accounts for income taxes under the asset and liability method, whereby deferred tax assets and liabilities are determined based on the difference between the financial statement and tax bases of assets and liabilities using the enacted tax rates in effect for the year in which the differences are expected to affect taxable income. A valuation allowance is established when necessary to reduce deferred tax assets to the amounts expected to be realized.

Recent Accounting Pronouncements

In August 2014, the FASB issued Accounting Standards Update “ASU” 2014-15 on “Presentation of Financial Statements Going Concern (Subtopic 205-40) – Disclosure of Uncertainties about an Entity’s Ability to Continue as a Going Concern”. Currently, there is no guidance in U.S. GAAP about management’s responsibility to evaluate whether there is substantial doubt about an entity’s ability to continue as a going concern or to provide related footnote disclosures. The amendments in this Update provide that guidance. In doing so, the amendments are intended to reduce diversity in the timing and content of footnote disclosures. It is assumed to be effective in the further activities of going concern. The amendments require management to assess an entity’s ability to continue as a going concern by incorporating and expanding upon certain principles that are currently in U.S. auditing standards.

Specifically, the amendments (1) provide a definition of the term substantial doubt, (2) require an evaluation every reporting period including interim periods, (3) provide principles for considering the mitigating effect of management’s plans, (4) require certain disclosures when substantial doubt is alleviated as a result of consideration of management’s plans, (5) require an express statement and other disclosures when substantial doubt is not alleviated, and (6) require an assessment for a period of one year after the date that the financial statements are issued (or available to be issued). We are currently reviewing the provisions of this ASU to determine if there will be any impact on our results of operations, cash flows or financial condition.

4. Related party

As of November 30, 2019, a director of the Company advanced $4,236 to the Company. As of November 30, 2020, a director of the Company advanced $5,457 to the

Company. This loan is unsecured, interest-free with no fixed payment term, for working capital purpose. The note is non-interest bearing and has maturity date June 15, 2023. Imputed interest charges of $382 and $280 were recorded for the years November 30, 2020 and 2019, respectively, as additional paid in capital.

F-7

5. Income Taxes

The Company adopted the provisions of uncertain tax positions as addressed in ASC 740 “Income Taxes” (“ASC 740”). As a result of the implementation of ASC 740, the Company recognized no increase in the liability for unrecognized tax benefits. As of November 30, 2020, the Company had net operating loss carry forwards of approximately $9,011. Future tax benefits which may arise as a result of these losses have not been recognized in these financial statements, as their realization is determined not likely to occur and accordingly, the Company has recorded a valuation allowance for the deferred tax asset relating to these tax loss carry-forwards.

The valuation allowance at November 30, 2020 was approximately $1,892. In assessing the realizability of deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred income tax assets will not be realized.

The ultimate realization of deferred income tax assets is dependent upon the generation of future taxable income during the periods in which those temporary differences become deductible. Management considers the scheduled reversal of deferred income tax liabilities, projected future taxable income, and tax planning strategies in making this assessment. Based on consideration of these items, management has determined that enough uncertainty exists relative to the realization of the deferred income tax asset balances to warrant the application of a full valuation allowance as of November 30, 2020. All tax years since inception remain open for examination by taxing authorities.

The provision for Federal income tax consists of the following:

       The provision for Federal income tax consists of the following:

	Year ended November 2020	Year ended November 2019
Non-current deferred tax assets:
Net operating loss carry forward	$(9,011)	(7,398)
Total deferred tax assets	(1,892)	(1,554)
Valuation allowance	$1,892	1,554
Net deferred tax assets	$-	-

The actual tax benefit at the expected rate of 21% differs from the expected tax benefit for the period from December 1, 2019 to November 30, 2020 as follows:

Computed “expected” tax expense (benefit)	$(339)	(1,548)
Change in valuation allowance	$339	1,548
Actual tax expense (benefit)	$-	-

The related deferred tax benefit on the above unutilized tax losses has a full valuation allowance not recognized against it as there is no certainty of its realization. Management has evaluated tax positions in accordance with ASC 740 and has not identified any significant tax positions, other than those disclosed.

6. Subsequent Events

In accordance with SFAS 165 (ASC 855-10) the Company has analyzed its operations subsequent to November 30, 2020 to the date these financial statements were issued and has determined that it does not have any material subsequent events to disclose in these financial statements.

F-8

Transuite.Org Inc.

Transuite.Org Inc.

Balance Sheets

As of May 31, 2021 and November 30, 2020

	As of May 31, 2021 (Unaudited)	As of November 30, 2020
ASSETS
Current Assets
Cash	$364	$185
Total Current Assets	364	185
TOTAL ASSETS	$364	$185
LIABILITIES AND STOCKHOLDER`S EQUITY (DEFICIT)
Liabilities
Current Liabilities
Accounts Payable	$77	$77

Loan payable – related party	19,030	5,457
Total Current Liabilities	19,107	5,534
Total Liabilities	19,107	5,534

Common Stock, $0.001 par value, 75,000,000 shares authorized, 3,000,000 and 3,000,000 shares issued and outstanding at May 31, 2021 and November 30, 2020	3,000	3,000

Additional paid in capital	1,131	662

Accumulated deficit	(22,874)	(9,011)

Total Stockholder’s Equity (Deficit)	(18,743)	(5,349)

TOTAL LIABILITIES & EQUITY	$364	$185

The accompanying notes are an integral part of the financial statements

Transuite.Org Inc.

Statements of Operations

Three and six months ended May 31, 2021 and 2020

(Unaudited)

	Three months ended May 31, 2021	Three months ended May 31, 2020	Six months ended May 31, 2021	Six months ended May 31, 2020

REVENUES	$-	$-	$-	$-
OPERATING EXPENSES
Bank Service Charges	71	73	179	82
Professional Fees	-	-	199	-
Foreign Exchange Loss	-	-	16	-
Rent Expense	-	98	-	142
Audit Fees	8,000	-	11,000	-
Legal Fees	-	-	2,000	-
TOTAL OPERATING EXPENSES	8,071	171	13,394	224
LOSS FROM OPERATIONS	8,071	171	13,394	224
OTHER INCOME
Foreign Exchange Gain	-	4	-	4
TOTAL OTHER INCOME	-	4	-	4
OTHER EXPENSE
Interest expense	317	-	469	-
TOTAL OTHER EXPENSE	317	-	469	-
NET LOSS	$8,388	$167	$13,863	$220
NET INCOME PER SHARE: BASIC AND DILUTED	$-	$-	$-	$-
WEIGHTED AVERAGE NUMBER OF SHARES OUTSTANDING: BASIC AND DILUTED	3,000,000	3,000,000	3,000,000	3,000,000

The accompanying notes are an integral part of the financial statements

Transuite.Org Inc.

Statements of Changes in Stockholders’ Equity (Deficit)

Three and six months ended May 31, 2021 and 2020

(Unaudited)

	Common Stock		Additional Paid-in Capital	Accumulated Deficit	Total Stockholder’s Deficit
	Shares	Amount
Balance, November 30, 2019	3,000,000	$3,000	$280	$(7,398)	$(4,118)
Imputed interest	-	-	$-	-	-
Net loss for the six months ended May 31, 2020	-	-	-	(220)	(220)
Balance, May 31, 2020	3,000,000	$3,000	$280	$(7,618)	$(4,338)

Balance, November 30, 2020	3,000,000	$3,000	$662	$(9,011)	$(5,349)
Imputed interest	-	-	469	-	469
Net loss for the six months ended May 31, 2021	-	-	-	(13,863)	(13,863)
Balance, May 31, 2021	3,000,000	$3,000	$1,131	$(22,874)	$(18,743)

Balance, February 29, 2020	3,000,000	$3,000	$280	$(7,451)	$(4,171)
Imputed interest	-	-	-	-	-
Net loss for the three months ended May 31, 2020	-	-	-	(167)	(167)
Balance, May 31, 2020	3,000,000	$3,000	$280	$(7,618)	$(4,338)

Balance, February 28, 2021	3,000,000	$3,000	$814	$(14,486)	$(10,672)
Imputed interest	-	-	317	-	317
Net loss for the three months ended May 31, 2021	-	-	-	(8,388)	(8,388)
Balance, May 31, 2020	3,000,000	$3,000	$1,131	$(22,874)	$(18,743)

The accompanying notes are an integral part of the financial statements

Transuite.Org Inc.

Statements of Cash Flows

Six months ended May 31, 2021 and 2020

(Unaudited)

	Six months ended May 31, 2021	Six months ended May 31, 2020
OPERATING ACTIVITIES
Net Loss	$(13,863)	$(220)
Adjustments to reconcile Net loss
to net cash used in operations:
Imputed interest	469	-

Accounts payable	-	37

Changes in operating assets and liabilities:
Net cash used in Operating Activities	(13,394)	(183)

FINANCING ACTIVITIES
Proceeds from borrowings – related party	13,573	220
Net cash provided by Financing Activities	13,573	220

Net increase (decrease) in cash	179	37
Cash at beginning of period	185	118
Cash at end of period	$364	$155
SUPPLEMENTAL CASH FLOW INFORMATION
Cash payments For:
Interest	$-	$-
Income taxes	$-	$-

The accompanying notes are an integral part of the financial statements

Transuite.Org Inc.

Notes to the Financial Statements

(Unaudited)

1. The Company and Basis of Presentation

Transuite.Org Inc. (the “Company”) was incorporated under the laws of the State of Nevada in June 15, 2018. Transuite.Org Inc. offers translation services to individual and large companies and approaches to build tailored linguistic processes around each subject matter and content type. The company handles everything from content creation, through translation and layout to content delivery. We also qualify in all the technical aspects of website and software localization. The company offers the following services:

1. Translation services

2. Localization services

3. Multimedia translation services

4. Desktop Publishing services

The Company has elected November 30th as its fiscal year end.

2.Going Concern

Our financial statements have been prepared on a going concern basis which assumes that we will be able to realize our assets and discharge our liabilities and commitments in the normal course of business for the foreseeable future. We have an accumulated deficit of $22,874 at May 31, 2021, had a net loss of $13,863, and used net cash of $13,394 in operating activities for six months ended May 31, 2021. These factors raise substantial doubt about our ability to continue as a going concern. Our ability to continue as a going concern is dependent upon our generating profitable operations in the future and/or to obtain the necessary financing to meet our obligations and repay our liabilities arising from normal business operations when they come due. Our management intends to finance operating costs over the next twelve months with existing cash on hand and public issuance of common stock. While we believe that we will be successful in obtaining the necessary financing and generating revenue to fund our operations, meet regulatory requirements and achieve commercial goals, there are no assurances that such additional funding will be achieved and that we will succeed in our future operations.

3. Summary of Significant Accounting Policies

Basis of Presentation

The Company uses the accrual basis of accounting and accounting principles. The financial statements of the Company have been prepared in accordance with generally accepted accounting principles in the United States of America and are presented in US dollars. The Financial Statements and related disclosures have been prepared pursuant to the rules and regulations of the Securities and Exchange Commission (“SEC”).

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amount of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Foreign Currency

The Company’s functional and reporting currency is the U.S. dollar. Transactions may occur in foreign currencies and management has adopted ASC 830, “Foreign Currency Translation Matters”. Monetary assets and liabilities denominated in foreign currencies are translated using the exchange rate prevailing at the balance sheet date. Non-monetary assets and liabilities denominated in foreign currencies are translated at rates of exchange in effect at the date of the transaction. Average monthly rates are used to translate revenues and expenses. Gains and losses arising on translation or settlement of foreign currency denominated transactions or balances are included in the statement.

Depreciation, Amortization, and Capitalization

The Company records depreciation and amortization when appropriate using straight-line method over the estimated useful life of the assets. Expenditures for maintenance and repairs are charged to expense as incurred. Additions, major renewals and replacements that increase the property's useful life are capitalized. Property sold or retired, together with the related accumulated depreciation is removed from the appropriate accounts and the resultant gain or loss is included in net income.

Cash and Cash Equivalents

The Company considers all highly liquid investments with remaining maturities at the date of purchase of three months or less to be cash equivalents. The Company had no cash equivalents as of May 31, 2021 and November 30, 2020.

Basic and Diluted Loss Per Share

The Company computes earnings (loss) per share in accordance with ASC 260-10-45 'Earnings per Share, which requires presentation of both basic and diluted earnings per share on the face of the statement of operations. Basic earnings (loss) per share is computed by dividing net earnings (loss) available to common stockholders by the weighted average number of outstanding common shares during the period. Diluted earnings (loss) per share gives effect to all dilutive potential common shares outstanding during the period. Dilutive earnings (loss) per share excludes al potential common shares if their effect is anti-dilutive. The Company has no potential dilutive instruments, and therefore, basic and diluted earnings (loss) per share are equal.

Income Taxes

The Company accounts for income taxes under the asset and liability method, whereby deferred tax assets and liabilities are determined based on the difference between the financial statement and tax bases of assets and liabilities using the enacted tax rates in effect for the year in which the differences are expected to affect taxable income. A valuation allowance is established when necessary to reduce deferred tax assets to the amounts expected to be realized.

Recent Accounting Pronouncements

In August 2014, the FASB issued Accounting Standards Update “ASU” 2014-15 on “Presentation of Financial Statements Going Concern (Subtopic 205-40) – Disclosure of Uncertainties about an Entity’s Ability to Continue as a Going Concern”. Currently, there is no guidance in U.S. GAAP about management’s responsibility to evaluate whether there is substantial doubt about an entity’s ability to continue as a going concern or to provide related footnote disclosures. The amendments in this Update provide that guidance. In doing so, the amendments are intended to reduce diversity in the timing and content of footnote disclosures. It is assumed to be effective in the further activities of going concern. The amendments require management to assess an entity’s ability to continue as a going concern by incorporating and expanding upon certain principles that are currently in U.S. auditing standards.

Specifically, the amendments (1) provide a definition of the term substantial doubt, (2) require an evaluation every reporting period including interim periods, (3) provide principles for considering the mitigating effect of management’s plans, (4) require certain disclosures when substantial doubt is alleviated as a result of consideration of management’s plans, (5) require an express statement and other disclosures when substantial doubt is not alleviated, and (6) require an assessment for a period of one year after the date that the financial statements are issued (or available to be issued). We are currently reviewing the provisions of this ASU to determine if there will be any impact on our results of operations, cash flows or financial condition.

4. Related party

As of May 31, 2021, a director of the Company advanced $19,030 to the Company. As of November 30, 2020, a director of the Company advanced $5,457 to the Company. This loan is unsecured, interest-free with no fixed payment term, for working capital purpose. The note is non-interest bearing and has maturity date June 15, 2023. Imputed interest expense of $469 for the six months ended May 31, 2021 was recorded as additional capital

5. Income Taxes

The Company adopted the provisions of uncertain tax positions as addressed in ASC 740 “Income Taxes” (“ASC 740”). As a result of the implementation of ASC 740, the Company recognized no increase in the liability for unrecognized tax benefits. As of May 31, 2021, the Company had net operating loss carry forwards of approximately $22,874. Future tax benefits which may arise as a result of these losses have not been recognized in these financial statements, as their realization is determined not likely to occur and accordingly, the Company has recorded a valuation allowance for the deferred tax asset relating to these tax loss carry-forwards.

The valuation allowance at May 31, 2021 was approximately $4,804. The net change in valuation allowance during six months ended May 31, 2021 was $2,912. In assessing the realizability of deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred income tax assets will not be realized.

The ultimate realization of deferred income tax assets is dependent upon the generation of future taxable income during the periods in which those temporary differences become deductible. Management considers the scheduled reversal of deferred income tax liabilities, projected future taxable income, and tax planning strategies in making this assessment. Based on consideration of these items, management has determined that enough uncertainty exists relative to the realization of the deferred income tax asset balances to warrant the application of a full valuation allowance as of May 31, 2021. All tax years since inception remain open for examination by taxing authorities.

The provision for Federal income tax consists of the following:

	As of May 31, 2021 (Unaudited)	As of November 30, 2020
Non-current deferred tax assets:
Net operating loss carry forward	$(22,874)	(9,011)
Total deferred tax assets	(4,804)	(1,892)
Valuation allowance	$4,804	1,892
Net deferred tax assets	$-	-

The actual tax benefit at the expected rate of 21% differs from the expected tax benefit for the six months ended May 31, 2021 as follows:

	Six months ended May 31, 2021 (Unaudited)	Six months ended May 31, 2020 (Unaudited)
Computed “expected” tax expense (benefit)	$(2,912)	(46)
Change in valuation allowance	$2,912	46
Actual tax expense (benefit)	$-	-

The related deferred tax benefit on the above unutilized tax losses has a full valuation allowance not recognized against it as there is no certainty of its realization. Management has evaluated tax positions in accordance with ASC 740 and has not identified any significant tax positions, other than those disclosed

6. Subsequent Events

In accordance with ASC 855, “Subsequent Events”, the Company has analyzed its operations subsequent to May 31, 2021, and has determined that it does not have any material subsequent events to disclose in these financial statements.

Part II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuances and Distribution. Other Expenses of Issuance and Distribution

The following is an estimate of the expenses that will be incurred by us in connection with the issuance and distribution of the securities being registered.

SEC Registration Fee	$13
Accounting Fees and Expenses	$9,500
Legal Fees and Expenses	$2,000
Other Expenses	$487

Total Estimated Expenses	$12,000

Item 14. Indemnification of Directors and Officers

Nevada Revised Statutes (“NRS”) Sections 78.7502 and 78.751 provide us with the power to indemnify any of our directors and officers. The director or officer must have conducted himself/herself in good faith and reasonably believe that his/her conduct was in, or not opposed to, our best interests. In a criminal action, the director, officer, employee or agent must not have had reasonable cause to believe his/her conduct was unlawful. Under NRS Section 78.751, advances for expenses may be made by agreement if the director or officer affirms in writing that he/she believes he/she has met the standards and will personally repay the expenses if it is determined such officer or director did not meet the standards. We are also permitted to apply for insurance on behalf of any director, officer, employee or other agent for liability arising out of his actions, whether or not the NRS would permit indemnification.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted for our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

Item 15. Recent Sales of Unregistered Securities

Set forth below is information regarding the issuance and sales of securities without registration since inception.

On December 24, 2018, the Company offered and sold 3,000,000 shares of common stock to our sole officer and director, Michal Wisniewski, for a purchase price of $0.001 per share, for aggregate offering proceeds of $3,000. TRANSUITE.ORG INC. made the offer and sale in reliance on the exemption from registration afforded by Section 4(2) to the Securities Act of 1933, as amended (the “Securities Act”), on the basis that the securities were offered and sold in a non-public offering to a “sophisticated investor” who had access to registration-type information about the Company. No commission was paid in connection with the sale of any securities and no general solicitations were made to any person.

Item 16. Exhibits

Exhibit No.	Exhibit Description

3.1*	Articles of Incorporation of the Registrant
3.2*	Bylaws of the Registrant
5.1*	Legal Opinion of Bryan R. Clark, P.C.
10.1*	Loan Agreement with Michal Wisniewski
23.1	Consent of M&K CPAS, PLLC
99.1*	Subscription Agreement Form

*- previously filed on April 12, 2021

Item 17. Undertakings.

The undersigned registrant hereby undertakes:

(1)     To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

i.	To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

ii.     To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

iii.     To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2)     That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)     To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(5)     Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this registrant statement to be duly signed on its behalf by the undersigned, thereunto duly authorized on July 15, 2021.

By:	/s/ Michal Wisniewski
Michal Wisniewski, Chief Executive Officer/Director
(Principle Executive Officer)

By:	/s/ Michal Wisniewski
Michal Wisniewski, Chief Financial Officer/Chief Accounting Officer/Director (Principle Financial Officer)

In accordance with the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

By:	/s/ Michal Wisniewski
Michal Wisniewski, Chief Executive Officer/Director
(Principle Executive Officer)

Date: July 15, 2021

By:	/s/ Michal Wisniewski
Michal Wisniewski, Chief Financial Officer/Chief Accounting Officer/Director (Principle Financial Officer)

Date: July 15, 2021